Exhibit 10.1

FIVE-YEAR CREDIT AGREEMENT

dated as of

April 12, 2023,

among

BEST BUY CO., INC.,

The SUBSIDIARY GUARANTORS Party Hereto,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
U.S. Bank National Association,

BOFA SECURITIES, INC.,

CITIBANK, N.A.

and

PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers and Joint Bookrunners

U.S. BANK NATIONAL ASSOCIATION,

as Syndication Agent

BANK OF AMERICA, N.A.,

CITIBANK, N.A.
and

PNC BANK, NATIONAL ASSOCIATION,

as Documentation Agents

SCHEDULE 2.01 ‑ Commitments

SCHEDULE 2.06(a) ‑ Existing Letters of Credit

SCHEDULE 2.06(b) ‑ LC Sublimit Shares

SCHEDULE 4.11 ‑ Subsidiaries

SCHEDULE 7.01 ‑ Certain Existing Liens

EXHIBIT A ‑ Form of Assignment and Assumption

EXHIBIT B ‑ Form of Borrowing Request

EXHIBIT C ‑ Form of Guarantee Assumption Agreement

EXHIBIT D ‑ Form of Interest Election Request

EXHIBIT E-1 - Form of U.S. Tax Compliance Certificate for Foreign Lenders That Are Not Partnerships

EXHIBIT E-2 - Form of U.S. Tax Compliance Certificate for Foreign Participants That Are Not Partnerships

EXHIBIT E-3 - Form of U.S. Tax Compliance Certificate for Foreign Participants That Are Partnerships

EXHIBIT E-4 - Form of U.S. Tax Compliance Certificate for Foreign Lenders That Are Partnerships

FIVE-YEAR CREDIT AGREEMENT dated as of April 12, 2023, among BEST BUY CO., INC., the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower (as hereinafter defined) has requested that the Lenders (as hereinafter defined) and the Issuing Lenders (as hereinafter defined) make extensions of credit (by means of loans and letters of credit) to the Borrower in an original aggregate principal or face amount not exceeding $1,250,000,000 at any one time outstanding in Dollars.  The Lenders and the Issuing Lenders are willing to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I Definitions
SECTION 1.01. Defined Terms. As used in this Agreement (including the introductory paragraph hereto), the following terms have the meanings specified below:

“364-Day Credit Agreement” means any credit agreement establishing a 364-day revolving credit facility of the Borrower that is entered into after the date hereof (as it may be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein)), among the Borrower, the Subsidiary Guarantors party thereto, any agents party thereto and the lenders party thereto.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if such rate as so determined would be less than zero, such rate shall be deemed to be equal to zero.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if such rate as so determined would be less than zero, such rate shall be deemed to be equal to zero.

“Additional Commitment Lender” means any Person that is an Eligible Assignee and that agrees to provide a Commitment or (in the case of an existing Lender) agrees to increase the amount of its Commitment, in each case pursuant to Section 2.09(e) or 2.20, with the consent of the Administrative Agent and each Issuing Lender (in each case, such consent not to be unreasonably withheld).

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article IX.  Unless the context requires otherwise, the term “Administrative Agent” shall include any branch or Affiliate of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder.

“Administrative Agent’s Account” means an account designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution and (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Five-Year Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 with respect to Adjusted Term SOFR (for the avoidance of doubt, only until the Benchmark Replacement with respect thereto has been determined pursuant to Section 2.14(b)(i)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  If the Alternate Base Rate as so determined would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“Ancillary Document” has the meaning set forth in Section 10.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Parties” has the meaning set forth in Section 9.03(c).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the total Commitments represented by such Lender’s Commitment at such time; provided that, for purposes of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Lender at any such time, the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment at such time.  If all of the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate”  means, for any day, with respect to any Syndicated ABR Loan, any Syndicated Term SOFR Loan or, if applicable pursuant to Section 2.14, any Syndicated Daily Simple SOFR Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term SOFR/Daily Simple SOFR Spread” or “Facility Fee Rate”, as the case may be, based upon the applicable Moody’s Rating and/or S&P Rating, respectively, applicable on such date:

S&P Rating/ Moody’s Rating	ABR Spread	Term SOFR/Daily Simple SOFR Spread	Facility Fee Rate
Category 1 A2/A or higher	0.000%	0.680%	0.070%
Category 2 A3/A-	0.000%	0.795%	0.080%
Category 3 Baa1/BBB+	0.000%	0.910%	0.090%
Category 4 Baa2/BBB	0.015%	1.015%	0.110%
Category 5 Baa3/BBB- or lower, or unrated	0.100%	1.100%	0.150%

For purposes of the foregoing, (a) if any of Moody’s or S&P shall not have in effect a Moody’s Rating or an S&P Rating, as the case may be (other than by reason of the circumstances referred to in the last sentence of this definition), then the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, such rating agency shall be deemed to have established a rating in Category 5; (b) if the Moody’s Rating or the S&P Rating established or deemed to have been established by Moody’s or S&P, as the case may be, shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings, unless the ratings differ by two or more Categories, in which case the Applicable Rate shall be based on the Category one level below that corresponding to the higher rating; and (c) if the Moody’s Rating or the S&P Rating established or deemed to have been established by Moody’s or S&P, as the case may be, shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective on the third Business Day following the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.01 or otherwise.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Electronic Platform” has the meaning set forth in Section 9.03(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of JPMorgan, U.S. Bank National Association, BofA Securities, Inc., Citibank, N.A. and PNC Capital Markets LLC, in its capacity as joint lead arranger and joint bookrunner for the credit facility established hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Auto-Extension Letter of Credit” means a Letter of Credit with an initial expiry date of one year or less after the date of its issuance that has automatic extension provisions.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of all of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of the term “Interest Period” pursuant to Section 2.14(b)(v).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided,  however, that such ownership interest  does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, as applicable, then “Benchmark” means the applicable Benchmark Replacement to the extent that such

Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)the Adjusted Daily Simple SOFR; and

(b)the sum of:  (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement determined as set forth above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of the term “Alternate Base Rate”, the definition of the term “Business Day”, the definition of the term “U.S. Government Securities Business Day”, the definition of the term “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent in consultation with the Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of the term “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of the term “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication  referenced in  such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to the prohibited transaction provisions of Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code which is subject to Section 4975 of the Code or (c) any Person whose assets include the assets of any such “employee benefit plan” or “plan” within the meaning of the Plan Asset Regulations.

“Borrower” means Best Buy Co., Inc., a Minnesota corporation.

“Borrowing” means (a) Syndicated ABR Loans or, if applicable pursuant to Section 2.14, Syndicated Daily Simple SOFR Loans made or converted on the same date, (b) Syndicated Term SOFR Loans made, converted or continued on the same date and that have the same Interest Period or (c) Competitive Loans made on the same date and of the same Type that have the same Interest Period (or any single Competitive Loan that does not have the same Interest Period as any other Competitive Loan of the same Type).

“Borrowing Request” means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03, which shall be, in the case of any such request in writing, substantially in the form of Exhibit B or such other form as may be acceptable to the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in relation to Term SOFR Loans or Daily Simple SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loan or Daily Simple SOFR Loan, or any other dealings with respect to any Term SOFR Loan or Daily Simple SOFR Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Cash Flow Leverage Ratio” means, as of the last day of any Measurement Period, the ratio of (a) the sum of (i) Net Interest-bearing Indebtedness on such day, (ii) the principal amount of the Securitization Transactions on such day plus (iii) the amount of Operating Lease Liabilities on such day, to (b) the sum of EBITDA and Rental and Lease Expense for the Measurement Period ended on such day.

“Change in Control” means either (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of common stock of the Borrower representing 50% or more of the combined voting power of all common stock of the Borrower entitled to vote in the election of directors or (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the date hereof, (ii) nominated or appointed by the board of directors of the Borrower or (iii) approved by the board of directors of the Borrower as director candidates prior to their election.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued; and provided further that the determination by any Lender of any additional amount owing to it, to the extent claimed in reliance on the preceding proviso, shall be made in good faith in a manner generally consistent with such Lender’s standard practices and only if such Lender seeks, or intends to seek, reimbursement for such additional amounts under other syndicated credit facilities involving similarly situated borrowers under which such Lender is a lender and may seek such reimbursement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Syndicated Loans or Competitive Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or, in the case of an Additional Commitment Lender, in the agreement reflecting its Commitment Increase (in the case of Section 2.09) or its new or additional commitment (in the case of Section 2.20), as applicable.  The initial aggregate amount of the Lenders’ Commitments is $1,250,000,000.

“Commitment Increase” has the meaning set forth in Section 2.09(e).

“Commitment Increase Date” has the meaning set forth in Section 2.09(e).

“Commitment Termination Date” means (a) April 12, 2028 (or, if such date is not a Business Day, the immediately preceding Business Day) or (b) with respect to any Lender the Commitment of which has been extended pursuant to Section 2.20, the date to which such Lender’s Commitment has been so extended.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Obligor pursuant to any Loan Document or the transactions contemplated therein that is distributed by or to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to Section 9.03, including through the Approved Electronic Platform.

“Competitive”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.04.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor”  with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or any Issuing Lender, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Administrative Agent or such Issuing Lender of such certification, (d) has become the subject of a Bankruptcy Event or (e) has, or has a Lender Parent that has, become the subject of a Bail-In Action.

“Documentary Letter of Credit” means a Letter of Credit which requires that the drafts thereunder be accompanied by a document of title covering or securing title to the goods acquired with the proceeds of such drafts.

“Documentation Agent” means each of Bank of America, N.A., Citibank, N.A. and PNC Bank, National Association, in its capacity as documentation agent for the credit facility established hereunder.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Securitization Transaction” means any transfer by the Borrower or any of its Domestic Subsidiaries of its accounts receivable or interests (including security interests) therein  (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized or incorporated under the laws of any State within the United States of America or the District of Columbia.

“EBITDA” means, for any period, the consolidated net earnings (loss) of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP (but excluding therefrom any portion thereof attributable to any noncontrolling interest in a Subsidiary) plus (a) to the extent deducted in determining such consolidated net earnings (loss), the sum of (i) interest expense (net of interest income), income tax expense and depreciation and amortization, all as determined in accordance with GAAP, (ii) extraordinary, non-recurring or unusual charges or losses, (iii) charges resulting from the application of FASB Statement Number 123 (Revised), (iv) other non-cash charges, and (v) losses arising from the sale of assets other than in the ordinary course of business, minus (b) to the extent included in such consolidated net earnings (loss), extraordinary gains and gains arising from the sale of assets other than in the ordinary course of business.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the Administrative Agent declares this Agreement effective as provided in Section 5.01.

“Electronic Signature”  means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a Defaulting Lender or a Lender Parent thereof, (ii) the Borrower or any Subsidiary or other Affiliate of the Borrower, (iii) a natural person or (iv) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, other than, in the case of this clause (iv), any such holding company, investment vehicle or trust that (A) has not been established for the primary purpose of acquiring Loans or Commitments, (B) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, (C) has assets greater than $25,000,000 and (D) makes or purchases commercial loans and similar extensions of credit in the ordinary course of its business as significant part of its activities.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974 as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) a failure by any Plan to meet the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Events of Default” has the meaning set forth in Article VIII.

“Excess Funding Guarantor” has the meaning set forth in Section 3.08.

“Excess Payment” has the meaning set forth in Section 3.08.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Subsidiary Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes or minimum Taxes (in lieu of net income Taxes), and branch profits Taxes, in each case (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b) or 2.20(b)), any withholding Tax that is imposed by the United States of America on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) or 2.17(c), (c) Taxes attributable to such Lender’s or Issuing Lender’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Commitment Termination Date” has the meaning set forth in Section 2.20(a).

“Existing Credit Agreement” means the Five-Year Credit Agreement dated as of May 18, 2021, among the Borrower, the subsidiary guarantors party thereto, JPMorgan, as administrative agent, and the lenders party thereto.

“Existing Letters of Credit” means each letter of credit previously issued for the account of the Borrower pursuant to the Existing Credit Agreement that is (a) outstanding on the Effective Date and (b) listed on Schedule 2.06(a).

“Extension Closing Date” has the meaning set forth in Section 2.20(a).

“Extension Request” has the meaning set forth in Section 2.20(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Finance Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, that is required to be classified and accounted for as a finance lease, capital lease or otherwise as long-term debt (including the current portion thereof) on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.  For purposes of Section 7.01, a Finance Lease shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Finance Lease Obligations” means, as applied to any Person, the obligations of such Person to pay rent or other amounts under any Finance Lease, and the amount of such obligations shall be the amount thereof set forth on the balance sheet of such Person determined in accordance with GAAP.

“Financial Officer” means the principal financial officer, chief financial officer, principal accounting officer, treasurer, controller or director-treasury of the Borrower; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of the Borrower shall have, theretofore (including on the Effective Date) or concurrently therewith, delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Competitive Term SOFR Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.  When used in reference to any Loan or Borrowing, “Fixed Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are Competitive Loans bearing interest at a Fixed Rate.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable.  For the avoidance of doubt, the initial Floor for each of Adjusted Term SOFR or the Adjusted Daily Simple SOFR is zero.

“Foreign Lender” means any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Foreign Securitization Transaction” means any transfer by any Foreign Subsidiary of its accounts receivable or interests (including security interests) therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Corporation” means a Domestic Subsidiary substantially all the assets of which are capital stock and/or Indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit C by (a) any Domestic Subsidiary that, pursuant to Section 6.08, is required to become a “Subsidiary Guarantor” hereunder or (b) any Domestic Subsidiary that, pursuant to Section 3.10, is designated a “Subsidiary Guarantor” by the Borrower, in each case in favor of the Administrative Agent.

“Guaranteed Obligations” has the meaning set forth in Section 3.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “toxic” or “hazardous” or as a “pollutant” or “contaminant” by any Governmental Authority.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan (including the Borrower’s omnibus stock and incentive plan and the Borrower’s employee stock purchase plan) providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Hedging Agreement.

“Indebtedness”  means, with respect to any Person at any time of determination, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued by such Person, (d) all obligations of such Person for the deferred purchase price of property not constituting a current liability, (e) all Finance Lease Obligations of such Person, (f) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers’ acceptances, (g) all Guarantees by such Person of Indebtedness of others and (h) all Indebtedness of others secured by any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, the term “Indebtedness” does not include obligations in respect of Operating Leases, including any Operating Leases arising under sale and lease back transactions.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Subsidiary Guarantor, other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(b).

“Information” has the meaning set forth in Section 10.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.08, which shall be, in the case of any such request in writing, substantially in the form of Exhibit D or such other form as may be acceptable to the Administrative Agent.

“Interest Payment Date” means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period for a Term SOFR Loan of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, (c) with respect to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 2.14), each date that is on the numerically corresponding date in each calendar month that is one month after the borrowing of, or conversion to, such Daily Simple SOFR Loan (or if there is no such numerically corresponding date in such month, then the last day of such month) and (d) with respect to any Fixed Rate Loan, the last day of the Interest Period therefor and, in the case of any Interest Period for a Fixed Rate Loan of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at 90‑day intervals after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Loan.

“Interest Period” means:

(a)for any Syndicated Term SOFR Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafter, as specified in the applicable Borrowing Request or Interest Election Request;

(b)for any Competitive Term SOFR Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as specified in the applicable Competitive Bid Request; and

(c)for any Fixed Rate Loan or Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Loan or Borrowing and ending on the date specified in the applicable Competitive Bid Request;

provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Term SOFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) any Interest Period must comply with Section

2.02(d) and (iv) no tenor that has been removed from this definition pursuant to Section 2.14(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request.  For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and, in the case of a Syndicated Loan or Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“ISP” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means each of JPMorgan, U.S. Bank National Association, Bank of America, N.A., Citibank, N.A., PNC Bank, National Association and each other Lender designated by the Borrower as an “Issuing Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent) in accordance with Section 2.06(j), each in its capacity as an issuer of one or more Letters of Credit hereunder, in each case so long as such Person shall not have ceased to be an Issuing Lender hereunder pursuant to a termination in accordance with Section 2.06(j).  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Lender shall cause such Affiliate to comply with the requirements of Section 2.06 with respect to such Letters of Credit).

“JPMorgan” means JPMorgan Chase Bank, N.A.

“LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.21(c) of the LC Exposures of Defaulting Lenders in effect at such time.

“LC Sublimit Share” means, with respect to any Issuing Lender, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Lender.  The amount of each Issuing Lender’s LC Sublimit Share is set forth on Schedule 2.06(b) or, in the case of any Issuing Lender that becomes an Issuing Lender hereunder pursuant to Section 2.06(j), in a written agreement referred to in such Section or, in each case, is such other maximum permitted amount with respect to any Issuing Lender as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Lender and the Borrower.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a Subsidiary.

“Lender-Related Person” means each of the Administrative Agent (and any sub-agent thereof), the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Lenders and the Lenders and any Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or in accordance with Section 2.09 or 2.20, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, title retention agreement or Finance Lease (but not, for the avoidance of doubt, any Operating Lease) relating to such asset.

“Loan Documents” means this Agreement, each Guarantee Assumption Agreement, each agreement referred to in Section 2.06(j), each agreement referred to in Section 2.09(e)(ii)(B) and each agreement referred to in Section 2.20(b).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the Adjusted Term SOFR, the marginal rate of interest, if any, to be added to or subtracted from the Adjusted Term SOFR to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Margin Stock” means “margin stock” within the meaning of Regulation U issued by the Federal Reserve Board, as from time to time amended.

“Material Adverse Effect” means (a) a materially adverse effect on the business, assets, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Obligors taken as a whole to perform any material obligation under any Loan Document to which such Person is or becomes a party or (c) material impairment of any of the material rights of, or benefits available to, the Administrative Agent, the Issuing Lenders or the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) and Securitization Transactions, or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $150,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of (a) the obligations of the Borrower or any of its Subsidiaries in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary would be required to pay if such Hedging Agreement were terminated at such time and (b) any Securitization Transaction shall be determined as set forth in the definition of such term.

“Material Subsidiary” means, at any time, with respect to any fiscal year of the Borrower, any Subsidiary which accounted for an amount equal to or greater than 5.0% of the consolidated aggregate revenues of the Borrower for such fiscal year, provided that, notwithstanding the foregoing, each Subsidiary Guarantor shall be deemed to be a “Material Subsidiary”.

“Measurement Period” means a period of four consecutive fiscal quarters ending on the last day of a fiscal quarter of the Borrower.

“MNPI” means material information concerning the Borrower or any of its Related Parties or any of their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Exchange Act.  For purposes of this definition, “material information” means information concerning the Borrower, its Related Parties or any of their securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Moody’s Rating” means Moody’s rating of the Borrower’s long-term, non-credit enhanced, senior unsecured debt.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Interest-bearing Indebtedness” means, as of the last day of any Measurement Period, all Indebtedness of the Borrower and its Subsidiaries for borrowed money or that bears interest (including all Finance Lease Obligations) and that, in accordance with GAAP, would be classified as long-term or short-term debt on the consolidated balance sheet of the Borrower, net of all the cash, cash equivalents and Permitted Investments held by the Borrower or any Subsidiary as of such date, in the amount that would be set forth on the consolidated balance sheet of the Borrower in accordance with GAAP, but excluding any such cash, cash equivalents and Permitted Investments that (a) are subject to any Liens (other than Liens in favor of the Administrative Agent, the Issuing Lenders or the Lenders created under the Loan

Documents), (b) are subject to any contractual restriction or any restriction imposed by any Governmental Authority, in each case, that materially restricts (i) the use or disposition thereof or (ii) in the case of any cash, cash equivalents or Permitted Investments denominated in a currency other than Dollars, the conversion thereof to Dollars, (c) are held to fund deferred compensation or other pension or other employee benefit obligations or (d) are held by a Subsidiary, to the extent such Subsidiary (or any Subsidiary that is its parent company) is subject to any restriction on the distribution of such cash, cash equivalents or Permitted Investments to the Borrower without prior approval or waiver (that has not been obtained), pursuant to the terms of such Subsidiary’s (or any such parent company’s) organizational documents or any agreement, judgment, order, law or other restriction binding upon such Subsidiary (or any such parent company); provided that in no event shall Net Interest-bearing Indebtedness be less than zero.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning set forth in Section 2.20(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligor” means the Borrower and each Subsidiary Guarantor.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Operating Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, other than a Finance Lease.

“Operating Lease Liabilities” means, as applied to any Person, the obligations of such Person to pay rent or other amounts under any Operating Lease, and the amount of such obligations shall be the amount thereof set forth on the balance sheet of such Person determined in accordance with GAAP.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, any other Guaranteed obligation or any Loan Document).

“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by the Borrower under Section 2.19(b) or 2.20(b)) and (b) any Excluded Taxes.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 10.04(c)(i).

“Participant Register” has the meaning set forth in Section 10.04(c)(i).

“Payment” has the meaning set forth in Section 9.06(c)(i).

“Payment Notice” has the meaning set forth in Section 9.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Encumbrances” means:

(a)Liens for Taxes not delinquent or which are being contested in good faith by appropriate proceedings and for which whatever reserves required by GAAP have been established;

(b)Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto and other similar charges or encumbrances;

(c)Liens imposed by law, such as landlord’s, materialmens’, mechanic’s, workmen’s, repairmen’s, carriers’, warehousemans’, vendors’ or other similar liens and encumbrances arising in the ordinary course of the business of the Borrower or any of its Subsidiaries, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Borrower or any of its Subsidiaries, in each case, securing obligations that are not overdue by more than 30 days or which are being contested in compliance with Section 6.04, or deposits or pledges to obtain the release of any of the foregoing Liens;

(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, government contracts, supply agreements, utilities, performance and return-of money bonds contracts, surety and appeal bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)licenses, leases, or subleases granted to third Persons or to the Borrower or its Subsidiaries by the Borrower and its Subsidiaries in the ordinary course of business;

(f)Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower and its Subsidiaries (excluding deposits securing the repayment of Indebtedness);

(g)Liens encumbering deposits made, and Liens encumbering deposit and securities accounts (or funds, securities or other securities entitlements credited thereto), to secure obligations of the Borrower or any of its Subsidiaries arising under insurance relating to customer warranty, service or repair plans, including any such Liens granted to any financial institution that has issued a letter of credit for the account of the Borrower or any Subsidiary supporting any such obligations;

(h) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry securing obligations, under commodities agreements;

(i)Liens arising in connection with Finance Lease Obligations; provided that no such Lien shall extend to or cover any assets other than the assets subject to the applicable leases;

(j) (i) any interest or title of a lessor or sublessor under any lease, (ii) any restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) any subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

(k)Liens on any property or assets of any Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary, provided that such Lien was not incurred in contemplation thereof and does not extend to any other property of the Borrower or any of its Subsidiaries;

(l)Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

(m)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)judgment Liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VIII;

(o)Liens solely on cash earnest money deposits made by Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder; provided that such Liens are granted on customary business terms and in the ordinary course of business of the Borrower or such Subsidiary; and

(p)Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, in each case existing solely with respect to cash or cash equivalents.

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, a credit rating of at least A-1 from S&P or at least P-1 from Moody’s;

(c)short-term investments in corporate bonds for which quoted market prices are readily available and having a credit rating of at least A from S&P or at least A2 from Moody’s;

(d)short-term investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within two years from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof, Canada or any province thereof, Austria, Belgium, China, Denmark, France, Germany, Ireland, Italy, Luxembourg, Mexico, Netherlands, Spain, Sweden or the United Kingdom that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator or the equivalent in the applicable foreign jurisdiction) and (ii) has “Tier 1” capital (as defined in the regulations of its primary Federal banking regulator or the equivalent in the applicable foreign jurisdiction) of not less than $500,000,000;

(e)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d) above; and

(f)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Plan Asset Regulations” means 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA, as amended.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Share” has the meaning set forth in Section 3.08.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Dates” means the last day of each calendar quarter, the first of which shall be the first such day after the Effective Date.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting and (b) if such Benchmark is not the Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 10.04.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, trustees, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term SOFR Borrowing, the Adjusted Term SOFR or (b) with respect to any Daily Simple SOFR Borrowing, the Adjusted Daily Simple SOFR.

“Rental and Lease Expense” means, for any Measurement Period, all items that would be classified for such Measurement Period as rental and lease expense that are included in cost of sales and selling, general and administrative expenses on the consolidated statement of earnings of the Borrower, in each case determined in accordance with GAAP, provided that Rental and Lease Expense shall not include any Rental and Lease Expense incurred during such Measurement Period under leases that have been assigned to and assumed by any Person (other than the Borrower or a Subsidiary) or that constitute or relate to discontinued operations, in each case, for which the Borrower and its Subsidiaries are no longer obligated.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VIII, and for all purposes after the Loans become due and payable pursuant to Article VIII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer or the chairman of the board (if an officer) of the Borrower or a Financial Officer; provided that, when such term is used in reference to any document executed by, or a certification of, a Responsible Officer, the secretary or assistant secretary of the Borrower shall have, theretofore (including on the Effective Date) or concurrently therewith, delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Resulting Syndicated Borrowings” has the meaning set forth in Section 2.09(e)(ii).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans and its LC Exposure at such time.

“Sanctioned Person” means, at any time, any Person listed in any Sanctions-related list of designated Persons maintained by the OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom.

“Securitization Transaction” means any Domestic Securitization Transaction or any Foreign Securitization Transaction.  The “amount” or “principal amount” of any Domestic Securitization Transaction or Foreign Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the definition of the term “Domestic Securitization Transaction” or “Foreign Securitization Transaction”, as applicable, or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Domestic Securitization Transaction or Foreign Securitization Transaction, as applicable, net of any such accounts receivable or interests therein that have been written off as uncollectible.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Subsidiary” means, with respect to any fiscal year of the Borrower, any Domestic Subsidiary (other than a Foreign Subsidiary Holding Corporation) which accounted for an amount equal to or greater than 20.0% of the consolidated revenues of the Borrower for such fiscal year, provided that if, in any fiscal year of the Borrower, the Subsidiaries (other than Best Buy Stores, L.P.), on a collective basis, accounted for more than 50.0% of the consolidated revenues of the Borrower for such fiscal year, then the percentage amount stated in the clause preceding the proviso clause of this definition shall be automatically and permanently reduced to 5.0%.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“S&P Rating” means S&P’s rating of the Borrower’s long term, non-credit enhanced, senior unsecured debt.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means Best Buy Stores, L.P., BBC Investment Co., BBC Property Co., BestBuy.com, LLC, each Specified Subsidiary that becomes a “Subsidiary Guarantor” after the date hereof pursuant to Section 6.08 and each Domestic Subsidiary that becomes a “Subsidiary Guarantor” after the date hereof pursuant to Section 3.10.

“Syndicated”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01.

“Syndication Agent” means U.S. Bank National Association, in its capacity as syndication agent for the credit facility established hereunder.

“Tangible Net Worth” means, as of any date, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, but excluding all amounts attributable to noncontrolling interests in any Subsidiary), of the following:

(a)the total assets of the Borrower and its Subsidiaries as shown on the consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter or fiscal year of the Borrower most recently ended on or prior to such date prepared in accordance with GAAP, minus

(b)the total liabilities of the Borrower and its Subsidiaries as shown on such consolidated balance sheet, minus

(c)the net book amount of all assets of the Borrower and its Subsidiaries shown as intangible assets (including goodwill) on such consolidated balance sheet.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”  means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of the term “Alternate Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to, in the case of a Syndicated Loan or Syndicated Borrowing, the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of the term “Alternate Base Rate”), the Alternate Base Rate or, if applicable pursuant to

Section 2.14, the Adjusted Daily Simple SOFR or, in the case of a Competitive Loan or Competitive Borrowing, the Adjusted Term SOFR or a Fixed Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Competitive Loan”), by Type (e.g., a “Term SOFR  Loan”) or by Class and Type (e.g., a

“Competitive Term SOFR Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Syndicated Borrowing”), by Type (e.g., a “Term SOFR  Borrowing”) or by Class and Type (e.g., a “Syndicated Term SOFR  Borrowing”).

SECTION 1.03. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement or any other Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof to GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Without limiting the foregoing, the terms “cash”, “cash equivalents” and “short-term investments” shall be construed in accordance with GAAP.  Notwithstanding the foregoing (other than for purposes of sections 4.04(a), 6.01(a) and 6.01(b)), (a) Indebtedness shall be determined without giving effect to the application of Financial Accounting Standards Board Accounting Standards Codification 815 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to the extent such application would otherwise increase or decrease the principal amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretation) to value any such Indebtedness in a reduced or bifurcated manner as described therein or (iii) any valuation of Indebtedness below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05. Interest Rates; Benchmark Notification.  The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability.  The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Section 18-217 of the Delaware Limited Liability Company Act (or any comparable event under the Delaware Limited Liability Company Act or a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II The Credits

SECTION 2.01. The Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Syndicated Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Loans.

SECTION 2.02. Loans and Borrowings.        Obligations of Lenders.  Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments.  Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(a) Type of Loans.  Subject to Section 2.14, (i) each Syndicated Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans or, if applicable pursuant to Section 2.14, Daily Simple SOFR Loans, as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Term SOFR Loans or Fixed Rate Loans, as the Borrower may request in accordance herewith.  Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(b) Minimum Amounts; Limitation on Number of Borrowings.  Each Syndicated Term SOFR Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $500,000.  Each Syndicated ABR Borrowing or Syndicated Daily Simple SOFR Borrowing shall be in an aggregate amount equal to $2,000,000 or a larger multiple of $500,000; provided that a Syndicated ABR Borrowing or Syndicated Daily Simple SOFR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f).  Each Competitive Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000.  Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Syndicated Term SOFR Borrowings outstanding.

(c) Limitations on Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Syndicated Term SOFR Borrowing) any Borrowing if the Interest Period requested therefor would end after the earliest Commitment Termination Date then in effect.

SECTION 2.03. Requests for Syndicated Borrowings.        Notice by the Borrower.  To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Syndicated Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) if applicable pursuant to Section 2.14, in the case of a Syndicated Daily Simple SOFR Borrowing, not later than 1:00 p.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing or (iii) in the case of a Syndicated ABR Borrowing, not later than 2:00 p.m., New York City time, on the same Business Day as the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand-delivery or e-mail (in .pdf or .tif format) to the Administrative Agent of a written Borrowing Request signed by a Responsible Officer of the Borrower.

(a) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate principal amount of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Borrowing;

(iv) in the case of a Syndicated Term SOFR Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, or, in the case of any Syndicated ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f), the identity of the Issuing Lender that made such LC Disbursement.

(b) Notice by the Administrative Agent to the Lenders.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Syndicated Borrowing.

(c) Failure to Elect.  If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Syndicated Term SOFR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04. Competitive Bid Procedure.        Requests for Bids by the Borrower.  Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans denominated in Dollars; provided that (i) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments and (ii) in the event the Commitment Termination Date shall have been extended as provided in Section 2.20, the sum of (x) the LC Exposure attributable to Letters of Credit expiring after any Existing Commitment Termination Date, plus (y) the aggregate principal amount of outstanding Competitive Loans maturing after such Existing Commitment Termination Date shall not exceed the total Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Competitive Loans.  To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request, by telephone, in the case of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, four U.S. Government Securities Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) one Competitive Bid Request on the same day, but a Competitive Bid Request shall not be made within four Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected.  Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or e-mail (in .pdf or .tif format) to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower.  Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) the maturity date of such Borrowing, which date shall not be less than seven days or more than 360 days after the date of such Borrowing;
(iv) whether such Borrowing is to be a Term SOFR Borrowing or a Fixed Rate Borrowing;

(v) the Interest Period for such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period” that does not extend beyond the earliest Commitment Termination Date then in effect; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed.

Promptly following receipt of a Competitive Bid Request in accordance with this Section 2.04, the Administrative Agent shall notify the Lenders of the details thereof, inviting the Lenders to submit Competitive Bids.

(d) Making of Bids by Lenders.  Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request.  Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by e-mail (in .pdf or .tif format), in the case of a Competitive Term SOFR Borrowing, not later than 9:30 a.m., New York City time, three U.S. Government Securities Business Days before the proposed date of such Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Borrowing.  Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender of such rejection as promptly as practicable.  Each Competitive Bid shall specify (i) the principal amount (which shall be $5,000,000 or a larger multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Competitive Bid Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period for each such Loan and the last day thereof.

(e) Notification of Bids by Administrative Agent.  The Administrative Agent shall promptly notify the Borrower by e-mail of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(f) Acceptance of Bids by the Borrower.  Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid.  The Borrower shall notify the Administrative Agent by telephone, confirmed by e-mail (in .pdf or .tif format) of a writing signed by a Responsible Officer of the Borrower and in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Competitive Term SOFR Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) of this proviso, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a principal amount of $5,000,000 or a larger multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) of the first proviso of this paragraph, such Competitive Loan may be in the amount of $1,000,000 or any multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to such clause (iv) the amounts shall be rounded to multiples of $1,000,000 in a manner determined by the Borrower.  A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(g) Notification of Acceptances by the Administrative Agent.  The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(h) Bids by the Administrative Agent.  If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section 2.04.  Any Competitive Bid submitted by the Administrative Agent that fails to comply with the provisions of paragraph (b) above and this paragraph (f) shall be void ab initio.

SECTION 2.05. [Reserved].

SECTION 2.06. Letters of Credit.        General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Lender to issue Letters of Credit denominated in Dollars (or to amend or extend outstanding Letters of Credit), at any time and from time to time during the Availability Period, for its own account or, so long as the Borrower is a co-applicant with respect thereto, the account of any Subsidiary in such form as is acceptable to such Issuing Lender in its reasonable determination.  Letters of Credit issued hereunder shall constitute utilization of the Commitments.  From and after the Effective Date, each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (e) and (f) of this Section 2.06), to be a Letter of Credit issued for the account of the Borrower on the Effective Date.  Notwithstanding anything herein to the contrary, (i) no Issuing Lender shall have any obligation hereunder to issue, amend or extend any Letter of Credit (or, in the case of an Auto-Extension Letter of Credit, to permit the automatic extension thereof), and any issuance, amendment or extension of any Letter of Credit (or, in the case of an Auto-Extension Letter of Credit, any failure to give a Non-Extension Notice with respect thereto) by an Issuing Lender shall be in its sole discretion and (ii) without limiting clause (i) above, no Issuing Lender shall have an obligation hereunder to issue, amend or extend any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing, amending or extending such Letter of Credit, or any law, rule or regulation of any Governmental Authority applicable to such Issuing Lender or any request, rule, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular.

(a) Notice of Issuance, Amendment or Extension; Auto-Extension Letters of Credit.

(i) To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit, other than an automatic extension of an Auto-Extension Letter of Credit permitted pursuant to clause (ii) of this Section 2.06(b)), the Borrower shall deliver to the relevant Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.06), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit.  If requested by the relevant Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(ii) Any Letter of Credit under this Agreement may be issued, if the Borrower so requests and the relevant Issuing Lender so agrees, in the form of an Auto-Extension Letter of Credit; provided that any such Auto-Extension Letter of Credit must permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof of such Issuing Lender’s option not to extend the Letter of Credit beyond the expiration date (a “Non-Extension Notice”).  Such Issuing Lender shall have the option to issue a Non-Extension Notice during a specified period in each such twelve-month period to be agreed upon by the Borrower and such Issuing Lender at the time such Letter of Credit is issued.  Once an Auto-Extension Letter of Credit has been issued, each Lender shall be deemed to have authorized (but may not require) the relevant Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than one year after its date of issuance or extension; provided that such Issuing Lender shall not permit any such extension if such Issuing Lender has reasonably determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms of this Agreement (by reason of the provisions of paragraph (c) or (d) of this Section 2.06 or otherwise).

(b) Limitations on Amounts.  A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the aggregate LC Exposure shall not exceed $150,000,000, (ii) the aggregate amount of the LC Exposure attributable to Letters of Credit issued by any Issuing Lender shall not exceed the LC Sublimit Share of such Issuing Lender, (iii) the Revolving Credit Exposure of any Lender shall not exceed the Commitment of such Lender, (iv) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments and (v) in the event the Commitment Termination Date shall have been extended as provided in Section 2.20, the sum of (x) the LC Exposure attributable to Letters of Credit expiring after any Existing Commitment Termination Date, plus (y) the aggregate principal amount of outstanding Competitive Loans maturing after such Existing Commitment Termination Date shall not exceed the total Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Competitive Loans; provided that there shall not at any time be more than a total of 20 Letters of Credit outstanding.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 12 months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, 12 months after the then‑current expiration date of such Letter of Credit), subject to automatic extension of any Auto-Extension Letter of Credit as provided in Section 2.06(b)(ii), and (ii) the date that is five Business Days prior to the Commitment Termination Date.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default or reduction or termination of the Commitments, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments.  Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the relevant Issuing Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 5.02, unless, at least two Business Days prior to the time of issuance, or the time of any amendment or extension subject to Section 5.02, of any Letter of Credit by such Issuing Lender (or, in the case of an automatic extension permitted pursuant to clause (ii) of Section 2.06(b), at least two Business Days prior to the time by which the election not to permit extension must be made by the relevant Issuing Lender), the Required Lenders shall have notified the applicable Issuing Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 5.02 would not be satisfied if such Letter of Credit were then issued or so amended or extended (it being understood and agreed that, in the event any Issuing Lender shall have received any such notice, no Issuing Lender shall issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the relevant Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by an Issuing Lender (i) in the event the Borrower fails to reimburse such LC Disbursement when due, as provided in paragraph (f) of this Section 2.06, promptly upon the receipt of notice from the Administrative Agent referred to in paragraph (f) of this Section 2.06 and (ii) if any reimbursement payment is required to be refunded to the Borrower for any reason, at any time thereafter (including after the Commitment Termination Date), promptly upon the request of such Issuing Lender.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.07 with respect to Syndicated Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders under this paragraph), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (f) of this Section 2.06, the Administrative Agent shall distribute such payment to the relevant Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(e) Disbursement and Reimbursement.  If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, such Issuing Lender shall give prompt notice thereof to the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or e-mail), and the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to such Issuing Lender an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that if such LC Disbursement is not less than $2,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Syndicated ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Borrowing.

If the Borrower fails to make such payment when due, the applicable Issuing Lender shall promptly inform the Administrative Agent thereof, whereupon the Administrative Agent shall promptly notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.

(f) Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, (iv) the failure to perfect any lien or security interest granted to, or in favor of, the Administrative Agent or any of the Lenders as security for any reimbursement obligations in respect of any LC Disbursement, (v) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

None of the Administrative Agent, the Lenders or the Issuing Lenders, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the relevant Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree, to the fullest extent permitted by law, that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Lender shall be deemed to have exercised care in each such determination, and that:

(i) an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(g) Disbursement Procedures.  The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit.  Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or e-mail) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest.  If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to, but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.06, then Section 2.13(e) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.06 to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Additional Issuing Lenders; Termination of Issuing Lenders.  An Issuing Lender may be added, or an existing Issuing Lender may be terminated, under this Agreement at any time by written agreement between the Borrower, the Administrative Agent and the applicable new or terminated Issuing Lender (which agreement shall, in the case of any new Issuing Lender, set forth the LC Sublimit Share thereof).  The Administrative Agent shall notify the Lenders of any such addition or termination.  At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the Issuing Lender being terminated pursuant to Section 2.12(b).  From and after the effective date of any such addition, the new Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter.  After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to any outstanding Letters of Credit issued by it prior to such termination.

(j) Issuing Lender Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Lender shall report in writing to the Administrative Agent such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Lender.

(k) Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated pursuant to Article VIII, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (within the meaning of Section 8‑501 of the UCC), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in immediately available funds in Dollars equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII.  The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.21.  Each such deposit shall be held by the Administrative Agent as collateral for the LC Exposure and other obligations of the Borrower under this Agreement, and for this purpose the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders and the Issuing Lenders in such collateral account and in any financial assets (as defined in the UCC) or other property held therein.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  All amounts on deposit pursuant to this paragraph (l) shall be invested by the Administrative Agent in interest bearing instruments or accounts, with the selection of which instruments or accounts to be determined by the Administrative Agent in its sole discretion; provided that the Administrative Agent shall consult with the Borrower as to the selection of such instruments or accounts; provided further that such investments shall be at the risk and expense of the Borrower.  Other than any interest earned on the investment of such deposits, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Lender for LC

Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but (i) subject to the consent of Lenders with LC Exposure representing 100% of the total LC Exposure and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Lender), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, the amount (including any interest and profits earned thereon as aforesaid) standing to the credit of such account (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower, as promptly as practicable, to the extent that, after giving effect to such return, no Issuing Lender shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(l) Letter of Credit Amounts.  For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender hereunder shall remain in full force and effect until the Issuing Lenders and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(m) Application of ISP and UCP.  Unless otherwise expressly agreed by an Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(n) Letters of Credit Issued for Account of Others. Notwithstanding that a Letter of Credit (including any Existing Letter of Credit) issued or outstanding hereunder supports any obligations of, or is for the account of, any Subsidiary of the Borrower, or states that any such Subsidiary is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Lender hereunder for such Letter of Credit (including to reimburse any and all LC Disbursements thereunder, the payment of interest thereon and the payment of fees due under Section 2.12(b)) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of its Subsidiaries.

SECTION 2.07. Funding of Borrowings.        Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time (or, in the case of any Syndicated ABR Loan, 4:00 p.m., New York City time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the relevant Issuing Lender specified in the applicable Borrowing Request.

(a) Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Syndicated ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08. Interest Elections.        Elections by the Borrower for Syndicated Borrowings.  The Loans comprising each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request or as otherwise provided in Section 2.03(d) and, in the case of a Syndicated Term SOFR Borrowing, shall have the Interest Period specified in such Borrowing Request or as otherwise provided in Section 2.03(d).  Thereafter, the Borrower may elect to convert such Syndicated Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Syndicated Term SOFR Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.08.  The Borrower may elect different options with respect to different portions of the affected Syndicated Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.08 shall not apply to Competitive Borrowings, which may not be converted or continued.

(a) Notice of Elections.  To make an election pursuant to this Section 2.08, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or e-mail (in .pdf or .tif format) to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower.

(b) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Borrowing; and

(iv) if the resulting Borrowing is a Syndicated Term SOFR Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Notice by the Administrative Agent to the Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) Failure to Elect; Events of Default.  If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Syndicated Term SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such Syndicated Term SOFR Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (provided that no such notice shall be required in the case of any Event of Default under clause (h) or (i) of Article VII with respect to the Borrower), then, so long as an Event of Default is continuing (A) no outstanding Syndicated Borrowing may be converted to or continued as a Syndicated Term SOFR Borrowing and (B) unless repaid, each Syndicated Term SOFR Borrowing shall be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor.

SECTION 2.09. Termination, Reduction and Increase of the Commitments.        Scheduled Termination.  Unless previously terminated, each Commitment shall terminate on the Commitment Termination Date applicable to such Commitment.

(a) Voluntary Termination or Reduction.  The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each partial reduction of the Commitments shall be in an amount that is $5,000,000 or a larger multiple thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

(b) Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.09 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events set forth therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Effect of Termination or Reduction.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) Increase of Commitments.

(i) Requests for Increase.  The Borrower may, at any time following the Effective Date, effect an increase in the Commitments hereunder (each such increase being a “Commitment Increase”) by having one or more Additional Commitment Lenders provide new or additional Commitments hereunder, by notice to the Administrative Agent specifying the amount of the relevant Commitment Increase, the identity of the Additional Commitment Lender(s) and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date (or, if at such time, there shall exist different Commitment Termination Dates for the Lenders hereunder, the latest applicable Commitment Termination Date); provided that:

(A) the minimum amount of each Commitment Increase shall be $25,000,000;
(B) immediately after giving effect to any Commitment Increase, the aggregate Commitments hereunder shall not exceed $1,875,000,000;
(C) at the time of any such Commitment Increase, no Default shall have occurred and be continuing or would result therefrom; and

(D) the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct (x) in the case of the representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice by the Borrower under this paragraph shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clauses (B), (C) and (D) above as of the relevant Commitment Increase Date.  Notwithstanding anything herein to the contrary, no Lender shall have any obligation hereunder to become an Additional Commitment Lender and any election to do so shall be in the sole discretion of each Lender.

(ii) Effectiveness of Increase.  Each Commitment Increase (and the new or additional Commitment of each Additional Commitment Lender resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 2:00 p.m., New York City time, on such Commitment Increase Date, of:

(A) a certificate executed by a Responsible Officer of the Borrower stating that the conditions with respect to such Commitment Increase under this paragraph (e) have been satisfied;

(B) an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which each such Additional Commitment Lender shall, effective as of such Commitment Increase Date, provide a new or additional Commitment hereunder in the amount specified therein and (if not then an existing Lender) become a Lender hereunder, in each case duly executed by each such Additional Commitment Lender and the Borrower and acknowledged by the Administrative Agent; and

(C) such evidence of authority of the Borrower to effect such Commitment Increase as the Administrative Agent may reasonably request.

Upon the Administrative Agent’s receipt of a fully executed agreement from each Additional Commitment Lender referred to in clause (B) above, together with the certificates and/or other documents referred to in clauses (A) and (C) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the effectiveness of the relevant Commitment Increase to the Borrower and the Lenders (including each Additional Commitment Lender), which notice of effectiveness shall be conclusive and binding on the parties hereto.

(iii) On each Commitment Increase Date, (i) the aggregate principal amount of the Syndicated Loans outstanding (the “Existing Syndicated Borrowings”) immediately prior to the effectiveness of such  Commitment Increase shall be deemed to be repaid, (ii) each Additional Commitment Lender that shall have had a Commitment prior to the effectiveness of such Commitment Increase shall pay to the Administrative Agent in Dollars, in immediately available funds, an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Commitment Increase) multiplied by (2) the aggregate amount of the Resulting Syndicated Borrowings and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Commitment Increase) multiplied by (2) the aggregate amount of the Existing Syndicated Borrowings, (iii) each Additional Commitment Lender that shall not have had a Commitment prior to the effectiveness of such Commitment Increase shall pay to Administrative Agent in Dollars, in immediately available funds, an amount equal to the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Commitment Increase) multiplied by (2) the aggregate amount of the Resulting Syndicated Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Commitment Increase) multiplied by (2) the aggregate amount of the Existing Syndicated Borrowings, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Commitment Increase) multiplied by (2) the aggregate amount of the Resulting Syndicated Borrowings, (v) after the effectiveness of such  Commitment Increase, the Borrower shall be deemed to have made new Syndicated Borrowings (the “Resulting Syndicated Borrowings”) in an aggregate amount equal to the aggregate amount of the Existing Syndicated Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Borrower shall deliver such Borrowing Request), (vi) each Lender shall be deemed to hold its Applicable Percentage of each Resulting Syndicated Borrowing (calculated after giving effect to the effectiveness of such Commitment Increase) and (vii) the Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Existing Syndicated Borrowings.  The deemed payments of the Existing Syndicated Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.16 if the date of the effectiveness of such Commitment Increase occurs other than on the last day of the Interest Period relating thereto.  Upon each Commitment Increase, the participation interests of the Lenders in the then outstanding Letters of Credit shall automatically be adjusted to reflect, and each Lender (including each Additional Commitment Lender) shall have a participation in each such Letter of Credit equal to, the Lenders’ respective Applicable Percentage of the aggregate amount available to be drawn under each such Letter of Credit, after giving effect to such Commitment Increase.

SECTION 2.10. Repayment of Loans; Evidence of Debt. Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

(i) to the Administrative Agent for account of each Lender the outstanding principal amount of the Syndicated Loans of such Lender on the Commitment Termination Date applicable to such Syndicated Loans, and

(ii) to the Administrative Agent for account of each Lender the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period therefor.

(e) Maintenance of Records by Lenders.  Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(f) Maintenance of Records by the Administrative Agent.  The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(g) Effect of Entries.  The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or pay any other amounts hereunder in accordance with the terms of this Agreement.

(h) Promissory Notes.  Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in customary form reasonably satisfactory to the Borrower and the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.

SECTION 2.11. Prepayment of Loans.        Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to the requirements of this Section 2.11; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

(a) Notices, Etc.  The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or e-mail (in .pdf or .tif format)) of any prepayment hereunder (i) in the case of prepayment of a Syndicated Term SOFR Borrowing or of a Competitive Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Syndicated Daily Simple SOFR Borrowing, 1:00 p.m., New York City time, five U.S. Government Securities Business Days before the date of prepayment or (iii) in the case of prepayment of a Syndicated ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events set forth therein, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Syndicated Borrowing or Competitive Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Class and Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any payments pursuant to Section 2.16, if applicable.  If the Borrower provides a notice of prepayment of Syndicated Loans but fails to make a timely selection of the Syndicated Borrowing or Syndicated Borrowings to be prepaid, such prepayment shall be applied, first, to any outstanding Syndicated ABR Borrowings, second, to the outstanding Syndicated Daily Simple SOFR Borrowings, and, third, to the outstanding Syndicated Term SOFR Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

SECTION 2.12. Fees.        Facility Fees.  The Borrower agrees to pay to the Administrative Agent for account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date such Commitment terminates; provided that if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.  Facility fees accrued through and including each Quarterly Date shall be payable on the 15th Business Day following such Quarterly Date and on the date the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that all facility fees shall be payable on the date on which the Commitments terminate and any facility fees accruing after the date on which the Commitments terminate shall be payable on demand.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(a) Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Syndicated Term SOFR Loans (or, the case of Documentary Letters of Credit, 50% of such Applicable Rate) on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) in respect of Letters of Credit issued by such Issuing Lender during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Lender’s standard fees with respect to the administration, issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the 15th Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c) Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(a) Term SOFR Loans.  The Loans comprising each Term SOFR Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Syndicated Term SOFR Borrowing, the Adjusted Term SOFR for the Interest Period for such Borrowing plus the Applicable Rate, or (ii) in the case of a Competitive Term SOFR Borrowing, the Adjusted Term SOFR for the Interest Period for such Borrowing plus (or minus, as applicable) the Margin applicable to such Borrowing.

(b) Daily Simple SOFR Loans.  The Loans comprising each Daily Simple SOFR Borrowing (if such Type of Borrowing is applicable pursuant to Section 2.14) shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.

(c) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

(d) Default Interest.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13.

(e) Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Syndicated Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section 2.13 shall be payable on demand; (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the Commitment Termination Date applicable to such Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and (iii) in the event of any conversion of any Syndicated Term SOFR Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(f) Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted Term SOFR or Adjusted Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. Subject to paragraph (b) of this Section 2.14, if prior to the commencement of the Interest Period for any Term SOFR Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders (or, in the case of a Competitive Term SOFR Borrowing, any Lender that is required to make a Loan included in such Borrowing) that (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or such Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice thereof (which may be by telephone) to the Borrower and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Term SOFR Borrowing and any Borrowing Request that requests a Syndicated Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) a Syndicated Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) above or (y) a Syndicated ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or 2.14(a)(ii) above; provided that, in the case of any Competitive Term SOFR Borrowing, notwithstanding anything to the contrary set forth herein, the applicable Lender or Lenders shall have no obligation to make, and the Borrower shall have no right or obligation to borrow, the Loan of such Lender or the Loans of such Lenders, in each case, included in such Borrowing.  Furthermore, if any Syndicated Term SOFR Loan or Syndicated Daily Simple SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to the Relevant Rate applicable to such Syndicated Term SOFR Loan or Syndicated Daily Simple SOFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Syndicated Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) a Syndicated Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) above or (y) a Syndicated ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or 2.14(ii) above, on such day and (2) any Syndicated Daily Simple SOFR Loan shall on and from such day convert to, and shall constitute, a Syndicated ABR Loan.

(g) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(ii) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(iii) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(iv) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any request for a borrowing of, conversion to or continuation of Syndicated Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to (x) a Syndicated Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Syndicated ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) any Competitive Bid for a Competitive Term SOFR Borrowing shall be ineffective, and notwithstanding anything to the contrary set forth herein, the applicable Lender or Lenders shall have no obligation to make, and the Borrower shall have no right or obligation to borrow, the Loan of such Lender or the Loans of such Lenders, in each case, proposed in any such Competitive Bid.  Furthermore, if any Syndicated Term SOFR Loan or Syndicated Daily Simple SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Syndicated Term SOFR Loan or Syndicated Daily Simple SOFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14(b), (1) any Syndicated Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) a Syndicated Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Syndicated ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event on such day and (2) any Syndicated Daily Simple SOFR Loan shall on and from such day convert to, and shall constitute, a Syndicated ABR Loan.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

SECTION 2.15. Increased Costs. Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Lender;

(ii) subject any Lender or any Issuing Lender or the Administrative Agent to any Tax (other than (A) Indemnified Taxes, (B) Other Taxes, (C) Taxes described in clauses (a) and (c) through (e) of the definition of the term “Excluded Taxes”, (D) Connection Income Taxes and (E) Taxes imposed on gross or net income, profits or revenue, including value-added and similar Taxes) of any kind whatsoever with respect to its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender or the applicable interbank market any other condition, cost or expense affecting this Agreement, Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing

Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender or the Administrative Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such Issuing Lender or the Administrative Agent, as the case may be, the Borrower will pay to such Lender, such Issuing Lender or the Administrative Agent, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender, such Issuing Lender or the Administrative Agent, as the case may be, for such additional costs or expense incurred or reduction suffered.

(h) Capital and Liquidity Requirements.  If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(i) Certificates for Reimbursement.  A certificate of a Lender or an Issuing Lender setting forth the amount or amounts in Dollars (and including a reasonable statement as to the calculation of such amount or amounts) necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(j) Delay in Requests.  Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such

Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‑month period referred to above shall be extended to include the period of retroactive effect thereof).

(k) Competitive Loans.  Notwithstanding the foregoing provisions of this Section 2.15, a Lender shall not be entitled to compensation pursuant to this Section 2.15 in respect of any Competitive Loan if the Change in Law (other than any Change in Law referred to in the proviso of the definition of such term) that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 2.16. Break Funding Payments.  In the event of (a) the payment of any principal of any Term SOFR Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of any Syndicated Term SOFR Loan other than on the last day of the Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(b) or 2.14(a) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment as a result of a request by the Borrower pursuant to Section 2.19(b) of any Syndicated Term SOFR Loan other than on the last day of the Interest Period applicable thereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.        Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any Subsidiary Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes (including Other Taxes); provided that if the Borrower or any Subsidiary Guarantor shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Subsidiary Guarantor shall make or cause to be made such deductions and (iii) the Borrower or such Subsidiary Guarantor shall timely pay or cause to be paid the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(a) Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, the Borrower and each Subsidiary Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b) Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Other Taxes and Indemnified Taxes imposed or asserted on or attributable to amounts paid or payable under this Section 2.17, but excluding Excluded Taxes under all circumstances) paid or payable by the Administrative Agent or such Lender, as the case may be, and any penalties and interest  arising therefrom or with respect thereto, whether or not such Indemnified Taxes (including Other Taxes) were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability, prepared in good faith and delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower shall not be obligated to indemnify for any Indemnified Taxes (including Other Taxes) if a written demand therefor is not made by the Administrative Agent or a Lender, as the case may be, within 120 days from the first date the Administrative Agent or such Lender, as the case may be, knows or reasonably should have known of the imposition of such Taxes.

(c) Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes (including Other Taxes) by the Borrower or any Subsidiary Guarantor to a Governmental Authority, the Borrower or such Subsidiary Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent for any Taxes attributable to such Lender (but only to the extent that the Borrower and the Subsidiary Guarantors have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower and the Subsidiary Guarantors to do so) that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this paragraph (e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) Lender Tax Certifications.     Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this paragraph (f).  If any form or certification previously delivered pursuant to this Section 2.17 expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification or promptly notify the Borrower and Administrative Agent in writing of its legal inability to do so.

(i) Without limiting the generality of the foregoing;

(A) Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower (with a copy to the Administrative Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower and the Administrative Agent), two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form, certifying that such Lender is exempt from U.S. Federal backup withholding Tax.

(B) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct or indirect partner.

(C) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made.

(D) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Cooperation in Contesting Indemnified Taxes.  If the Borrower determines in good faith that a reasonable basis exists for contesting any Indemnified Taxes (including Other Taxes) for which additional amounts have been paid under this Section 2.17, the Administrative Agent or the relevant Lender, as the case may be, shall cooperate with the Borrower in challenging such Indemnified Taxes (including Other Taxes) at the Borrower’s expense, if so requested by the Borrower in writing; provided that, in the sole discretion, exercised in good faith, of the Administrative Agent or such Lender, as the case may be, doing so would not materially prejudice the Administrative Agent or such Lender, and the Administrative Agent or such Lender would not be required to disclose any information it considers proprietary or make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes (including Other Taxes) as to which it has been indemnified by the

Borrower or any Subsidiary Guarantor or with respect to which the Borrower or any Subsidiary Guarantor has paid additional amounts pursuant to this Section 2.17, it shall pay to the Borrower or such Subsidiary Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Subsidiary Guarantor under this Section 2.17 with respect to the Indemnified Taxes (including Other Taxes) giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Subsidiary Guarantor, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower or such Subsidiary Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to disclose any information it considers proprietary or make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower, any Subsidiary Guarantor or any other Person.

(h) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Lender.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.        Payments by the Obligors.  Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise), or under any other Loan Document (except to the extent otherwise provided therein), prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender as expressly provided herein and except payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03, which shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in Dollars.

(a) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay all fees then due, and all costs and expenses then due or reimbursable, to the Administrative Agent, in its capacity as such, under any Loan Document, (ii) second, to reimburse all unreimbursed LC Disbursements and to pay all letter of credit fronting fees then due hereunder, ratably between the Issuing Lenders entitled thereto in accordance with the amounts thereof then due to the Issuing Lenders, (iii) third, to pay all other interest and other fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of such interest and fees then due to such parties, and (iv) fourth, to pay all other principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties.

(b) Pro Rata Treatment.  Except to the extent otherwise provided herein (for the avoidance of doubt, as this Agreement is in effect from time to time), including Sections 2.09(e)(iii), 2.20(d) and 2.21: (i) each payment of facility fees under Section 2.12(a) and letter of credit participation fees under Section 2.12(b) shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.09 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments (or, in the case of any such payment of facility fees or letter of credit participation fees at a time when the Commitments shall have terminated or expired, pro rata according to the amounts of their respective Revolving Credit Exposure or LC Exposure, as applicable); (ii) each Syndicated Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Syndicated Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Syndicated Loans); and (iii) each payment or prepayment of any Syndicated Borrowing shall be applied ratably to the Loans included in the repaid or prepaid Syndicated Borrowing.

(c) Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (other than a Competitive Loan) or participations in LC Disbursements resulting in such Lender’s receiving payment of a greater proportion of the aggregate amount of its Loans (other than Competitive Loans) and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participations in the Loans (other than Competitive Loans) and participations in LC Disbursements of other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans (other than Competitive Loans) and participations in LC Disbursements, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as this Agreement is in effect from time to time), including Sections 2.09(e)(iii), 2.20(d) and 2.21, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Eligible Assignee.

Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

(d) Payments by the Borrower; Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or any Issuing Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to this Agreement (including pursuant to

Sections 2.06(e), 2.06(f), 2.07(b), 2.18(e) and 10.03(c)), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.    Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.15, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(a) Replacement of Lenders.  If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender, (iv) any Lender has become a Non-Extending Lender or (v) any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of such Lender or each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights (other than its existing rights to payment pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the related Loan Documents (other than any outstanding Competitive Loans held by it) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment or any Lender’s obligations in respect of LC Exposure is being assigned, each Issuing Lender), which consent shall not unreasonably be withheld;

(B) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.04;
(C) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive

Loans) and participations in LC Disbursements that have been funded by such Lender, accrued interest thereon, accrued fees and all other amounts (except Competitive Loans) payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment and delegation will result in a reduction in such compensation or payments thereafter;

(E) in the case of any such assignment and delegation resulting from any Lender becoming a Non-Extending Lender, the assignee shall be an Additional Commitment Lender and, upon the effectiveness of any such assignment and delegation, such assignee shall be deemed to have consented to the extension of the Commitment Termination Date requested in the relevant Extension Request (and, if such assignment and delegation shall become effective after the relevant Extension Closing Date, the Commitment Termination Date with respect to such Additional Commitment Lender (insofar as relating to the interests, rights and obligations under this Agreement and the related Loan Documents so assigned and delegated) shall automatically extend to the date specified in the relevant Extension Request); and

(F) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. Extension of Commitment Termination Date.      The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 90 days and not less than 30 days prior to each anniversary of the date hereof (or if such anniversary date is not a Business Day, the Business Day next succeeding such anniversary), request (each, an “Extension Request”) that the Lenders extend, effective on such anniversary date, the Commitment Termination Date then in effect (or, if at such time there shall exist different Commitment Termination Dates for the Lenders hereunder, the latest applicable Commitment Termination Date then in effect) (the “Existing Commitment Termination Date”) for an additional one year (the date on which the closing with respect to any such Extension Request shall occur is referred to herein as an “Extension Closing Date”); provided that only two Extension Requests may be requested hereunder.  Each Lender, acting in its sole discretion, shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Borrower) following the date of the Borrower’s notice, advise the Borrower and the Administrative Agent whether or not such Lender agrees to such extension; provided that any Lender that does not so advise the Borrower shall be deemed to have rejected such Extension Request (any such Lender which shall have rejected or is deemed to have rejected such extension being a “Non-Extending Lender”).  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.  Notwithstanding anything herein to the contrary, no Lender shall have any obligation hereunder to extend its Commitment.

(a) The Borrower shall have the right, at any time on or prior to, or at any time following, the relevant Extension Closing Date, unless an Event of Default shall have occurred and be continuing, to replace any Non-Extending Lender with one or more Additional Commitment Lenders in accordance with Section 2.19(b).  If requested by the Borrower or the Administrative Agent, each such Additional Commitment Lender shall enter into an agreement with the Borrower and the Administrative Agent, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Additional Commitment Lender shall reconfirm its Commitment hereunder so assumed from the relevant Non-Extending Lender and, in the case of any such replacement becoming effective after the relevant Extension Closing Date, reconfirm the extension of the Commitment Termination Date applicable thereto as contemplated by clause (E) of Section 2.19(b).

(b) If (and only if) the total of the Commitments of the Lenders that have agreed in connection with any Extension Request to extend the Existing Commitment Termination Date and (if applicable) the Commitments of the Additional Commitment Lender(s) that shall have replaced any Non-Extending Lender as contemplated by paragraph (b) above shall, in the aggregate, be at least 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Closing Date, then, subject to the occurrence of the Extension Closing Date, effective as of the Extension Closing Date, the Commitment Termination Date, but only with respect to each Lender that has agreed to so extend its Commitment and (if applicable) each Additional Commitment Lender that has replaced a Non-Extending Lender (and to Commitments and Loans of each such Lender and Additional Commitment Lender), shall be extended to the date that is one year after the then Existing Commitment Termination Date (or, if such date is not a Business Day, the immediately preceding Business Day); provided that the occurrence of the Extension Closing Date and the effectiveness of the extension of the Existing Commitment Termination Date shall not become effective with respect to any Lender unless as of the Extension Closing Date: (i) no Default shall have occurred and be continuing; (ii) the representations and warranties of the Obligors set forth in Article IV and in the other Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Extension Closing Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (iii) the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower, dated as of the Extension Closing Date, stating that the conditions with respect to such extension have been satisfied.  Upon the occurrence of the Extension Closing Date, the Administrative Agent shall record the relevant information in the Register and give prompt notice of such occurrence to the Borrower and the Lenders, which notice shall be conclusive and binding.

(c) Notwithstanding anything herein to the contrary, (i) with respect to any Non-Extending Lender, the Commitment Termination Date for such Lender shall remain unchanged (and the Commitment of such Lender shall terminate, the Loans made by such Lender to the Borrower hereunder shall mature and be payable by the Borrower, and all other amounts owing to such Non-Extending Lender hereunder shall be payable, on such date), and on such date the Borrower shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, the Non-Extending Lenders pursuant to this sentence, the sum of (x) the outstanding aggregate principal amount of all Loans and (y) the LC Exposure will not exceed the Commitments and (ii) the “Availability Period” and the “Commitment Termination Date” (without taking into consideration any extension pursuant to this Section 2.20), as such terms are used in reference to any Issuing Lender or any Letters of Credit issued by such Issuing Lender may not be extended without the prior written consent of such Issuing Lender (it being understood and agreed that, in the event any Issuing Lender shall not have consented to any such extension, (x) such Issuing Lender shall continue to have all the rights and obligations of an Issuing Lender hereunder through the Existing Commitment Termination Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter, for the avoidance of doubt, shall have no obligation to issue, amend or extend any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.06, 2.13, 2.15, 10.03 and 10.09, as applicable as to Letters of Credit issued or made prior to such time), and (y) the Borrower shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Lender to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to any effectiveness of the extension of the applicable Existing Commitment Termination Date pursuant to this Section 2.20 (and, in any event, no later than such Existing Commitment Termination Date)).

SECTION 2.21. Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) facility fees shall continue to accrue on the amount of the Commitment of such Defaulting Lender pursuant to Section 2.12(a) only to the extent of the Revolving Credit Exposure of such Defaulting Lender (excluding any portion thereof constituting LC Exposure of such Defaulting Lender that is subject to reallocation under clause (c)(i) below);

(b) the Commitment, the Revolving Credit Exposure and the aggregate principal amount of outstanding Competitive Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 10.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) the LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.06(e) and 2.06(f)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure (excluding the portion thereof referred to above) does not exceed the sum of all Non-Defaulting Lenders’ Commitments and (B) after giving effect thereto, the Revolving Credit Exposure of any Non-Defaulting Lender shall not exceed the Commitment of such Non-Defaulting Lender;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Lenders the portion of such Defaulting Lender’s LC Exposure (excluding the portion thereof referred to in the parenthetical in clause (i) above) that has not been reallocated as set forth in such clause in accordance with the procedures set forth in Section 2.06(l) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the participation fees payable to the Lenders pursuant to Section 2.12(b) (and, if applicable, the facility fees payable to the Lenders pursuant to Section 2.12(a)) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender with respect to such portion of its LC Exposure, and all participation fees payable under Section 2.12(b) with respect to such portion of its LC Exposure, shall be payable to the Issuing Lenders (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Lender) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, participating interests in each issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with clause (c)(i) above (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrower and each Issuing Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par (plus pay any break funding amounts, determined in accordance with Section 2.16, to the extent such purchase occurs on a date other than on the last day of the Interest Period applicable to thereto) such of the Syndicated Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender and that are not payable to it pursuant to this Section 2.21, and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 10.02 and this Section 2.21 during such period shall be binding on it).  The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.21 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, any Lender, any Issuing Lender or the Borrower may at any time have against, or with respect to, such Defaulting Lender.

ARTICLE III Guarantee

SECTION 3.01. The Guarantee.  The Subsidiary Guarantors hereby jointly and severally, as a primary obligor and not merely as a surety, guarantee to each Lender, each Issuing Lender, each other holder of a Guaranteed Obligation and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Loans made by the Lenders to the Borrower, (b) each payment required to be made by the Borrower in respect of any Letter of Credit, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral, and (c) all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Lenders, the Issuing Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof and including all interest, fees and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceedings with respect to the Borrower, whether or not such interest, fees or expenses are allowed as a claim in such proceeding (such obligations being herein collectively called the “Guaranteed Obligations”).  The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 3.02. Obligations Unconditional.  The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the

Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein  shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Issuing Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever.  Each Subsidiary Guarantor agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and hereby expressly waives any requirement that the Administrative Agent or any Lender or Issuing Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

SECTION 3.03. Reinstatement.  The obligations of the Subsidiary Guarantors under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender and Issuing Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender or Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 3.04. Subrogation.  The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 3.05. Remedies.  The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders and the Issuing Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

SECTION 3.06. Instrument for the Payment of Money.  To the fullest extent permitted by N.Y. Civ. Prac. L&R § 3213 and other applicable law, each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent and any Lender or Issuing Lender, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under N.Y. Civ. Prac. L&R § 3213.

SECTION 3.07. Continuing Guarantee.  The guarantee in this Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Guaranteed Obligation.

SECTION 3.08. Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment in respect of such Guaranteed Obligations.  The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 3.08, (a) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (b) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (c) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (ii) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

SECTION 3.09. General Limitation on Guarantee Obligations.  In any action or proceeding under the Bankruptcy Code, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.  The term “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

SECTION 3.10. Designation of Subsidiary Guarantors.  The Borrower may at any time and from time to time designate, in its sole discretion, any Domestic Subsidiary as a Subsidiary Guarantor, in each case by delivery to the Administrative Agent of (a) a duly executed Guarantee Assumption Agreement properly completed for such Subsidiary and (b) proof of corporate action, incumbency of officers, opinions of counsel and other documents consistent with those delivered by the Subsidiary Guarantors pursuant to Section 5.01 on the Effective Date as may reasonably be requested by the Administrative Agent.  Any Subsidiary Guarantor designated as such pursuant to this Section 3.10 shall continue to be a Subsidiary Guarantor until the Borrower shall have delivered written notice to the Administrative Agent of the termination of such designation; provided that (i) no Event of Default shall exist after giving pro forma effect to such designation and (ii) this sentence shall not limit the Borrower’s obligations with respect to Specified Subsidiaries pursuant to Section 6.08.

SECTION 3.11. Release of Guarantees.  A Subsidiary Guarantor will automatically be released from its obligations under this Article III upon the consummation of any transaction permitted by this Agreement as a result of which neither the Borrower nor any of its Subsidiaries owns any Equity Interest in such Subsidiary Guarantor, provided that, if so required by this Agreement, the Required Lenders shall have consented to such transactions and the terms of such consent shall not have provided otherwise.  In connection with any release pursuant to this Section 3.11, the Administrative Agent shall execute and deliver to any Obligor, at such Obligor’s expense, all documents that such Obligor shall reasonably request to evidence such release.  Any execution and delivery of documents pursuant to this Section 3.11 shall be without recourse to or warranty by the Administrative Agent.

ARTICLE IV Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 4.01. Organization. Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

SECTION 4.02. Authorization; Enforceability.  The Transactions are within each Obligor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action.  This Agreement has been duly executed and delivered by each Obligor identified herein as a signatory party hereto and constitutes, and each of the other Loan Documents to which any Obligor is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.03. Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b)(i) do not violate the charter, by‑laws or other organizational documents of any Obligor and (ii) do not violate any applicable law or regulation or any order of any Governmental Authority and (c) do not constitute (and will not, with notice or lapse of time or both, constitute) a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries, except, in each case above (other than in the case of clause (b)(i) above), where failure to obtain or make such consent, approval, registration, filing or other action, any such violation or any such default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.04. Financial Condition; No Material Adverse Change.     Financial Condition.  The Borrower’s consolidated balance sheet and statements of earnings, changes in shareholders’ equity and cash flows as of and for the fiscal year ended January 28, 2023, reported on by Deloitte & Touche LLP, independent registered public accounting firm, certified by a Financial Officer of the Borrower, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(a) No Material Adverse Change.  Since January 28, 2023, there has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

SECTION 4.05. Properties.  Except in respect of matters that would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have title to, or leasehold interests in, or the use of, property sufficient to conduct their business, except for defects in title that do not interfere with their ability to conduct their business.

SECTION 4.06. Litigation and Environmental Matters.        Actions, Suits and Proceedings.      There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Annual Report on Form 10-K of the Borrower for the fiscal year ended January 28, 2023 as filed with the Securities and Exchange Commission prior to the date hereof.

(i) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries that purport to affect the legality, validity or enforceability of any Loan Document, the borrowing or repayment of any Loans, or the issuance of any Letter of Credit or payment of any reimbursement obligation in respect thereof.

(b) Environmental, Health and Safety Laws.  Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in compliance with any Environmental Law or order or any notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any Hazardous Material into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

(a) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower and the other Obligors and, to the knowledge of the Borrower, their respective officers, employees and directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower or any other Obligor or, to the knowledge of the Borrower, any of their respective directors, officers or employees is a Sanctioned Person.

SECTION 4.08. Investment Company Status. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 4.09. Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10. ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.11. Subsidiaries.  Set forth on Schedule 4.11 is a complete and correct list as of the Effective Date of (a) all of the Subsidiaries of the Borrower and (b) each Subsidiary holding ownership interests in other Subsidiaries of the Borrower, together with, for each such Subsidiary, the jurisdiction of organization of such Subsidiary.  Schedule 4.11 separately identifies all Specified Subsidiaries and Material Subsidiaries as of the date hereof.

SECTION 4.12. Federal Reserve Regulations.  Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying Margin Stock.  The value of all Margin Stock owned by the Borrower and its Subsidiaries (including all capital stock of the Borrower held by the Borrower in treasury) does not constitute more than 25.0% of the value of the consolidated assets of the Borrower.

ARTICLE V Conditions

SECTION 5.01. Effective Date.  The obligation of the Lenders to make Loans and the ability of the Borrower to request that the Issuing Lenders issue Letters of Credit hereunder shall not become effective until the date on which the following conditions shall have been satisfied (or delivery of such documents is waived in accordance with Section 10.02):

(a) Executed Counterparts.  The Administrative Agent shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 10.06(b), may include any Electronic Signatures transmitted by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

(b) Opinion of Counsel to the Obligors.  The Administrative Agent shall have received opinions dated the Effective Date, of General Counsel of the Borrower and of Simpson Thacher & Bartlett LLP, special counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Administrative Agent).

(c) Corporate Documents.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Obligor and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d) Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the president, a vice president or a Financial Officer of the Borrower, confirming, to the best knowledge of such Person, following due inquiry, satisfaction of the conditions set forth in the lettered clauses of the first sentence of Section 5.02 (in the case of clause (a) thereof, without giving effect to the parenthetical statement therein).

(e) Repayment of Existing Indebtedness.  The Administrative Agent shall have received evidence that the principal of and interest on, and all other amounts owing in respect of, Indebtedness under the Existing Credit Agreement shall have been (or shall simultaneously be) paid in full, that the commitments to extend credit under the Existing Credit Agreement have been (or shall simultaneously be) canceled or terminated and letters of credit outstanding thereunder shall have expired or been terminated or shall be Existing Letters of Credit.  JPMorgan, in its capacity as administrative agent under the Existing

Credit Agreement, and each Lender (as defined in the Existing Credit Agreement) party hereto hereby agrees that, upon the delivery of a notice of termination of commitments under the Existing Credit Agreement pursuant to this Section 5.01(e), any notice requirement under the Existing Credit Agreement for such notice of termination by the Borrower shall be deemed to be satisfied.

(f) Delivery of Information.  The Administrative Agent shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in each case that have been requested at least five Business Days prior to the Effective Date.

(g) Fees and Expense Reimbursement.  The payment by the Borrower of such fees and expense reimbursement as the Borrower shall have agreed in writing to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable and documented fees and expenses of Cravath, Swaine & Moore LLP, New York counsel to JPMorgan, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower at least one Business Day prior to the Effective Date).

The Administrative Agent shall notify the Borrower and the Lenders when it determines that this Agreement has become effective, and such notice shall be conclusive and binding.

SECTION 5.02. Each Credit Event.  The obligation of each Lender to make any Loan, and the ability of the Borrower to request that any Issuing Lender issue, amend (if increasing the amount thereof) or extend (other than automatic extensions of any Auto-Extension Letter of Credit) any Letter of Credit, is additionally subject to the receipt of a request therefor in accordance herewith and the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower set forth in this Agreement (other than, after the Effective Date, those set forth in Sections 4.04(b) and 4.06(a)(i)) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Loan or the date of such issuance, amendment or extension, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; and

(b) at the time of and immediately after giving effect to such Loan or such issuance, amendment or extension, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment (if increasing the amount thereof) or extension (other than automatic extensions of any Auto-Extension Letter of Credit) of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the conditions specified in the preceding sentence have been satisfied.

ARTICLE VI Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated (or have been cash collateralized or backstopped on terms reasonably satisfactory to each applicable Issuing Lender) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Financial Statements, Rating Changes and Other Information. The Borrower will furnish to the Administrative Agent and each Lender (through the Administrative Agent):

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year‑end audit adjustments and the absence of certain footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section 6.01, a certificate executed by a Financial Officer of the Borrower (i) certifying as to whether, to the best knowledge of such Financial Officer (following due inquiry), a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.03 and (iii) stating whether any change in GAAP or in the application thereof has been given effect in the preparation of such financial statements that became effective after the date of the audited financial statements referred to in Section 4.04 that affects calculations pursuant to Section 7.03 and has not previously been reported in such a certificate and, if any such not previously reported change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after Moody’s or S&P shall have publicly announced a change in the Moody’s Rating or the S&P Rating, as the case may be, written notice of such rating change; and

(e) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries or compliance with the terms of this Agreement and the other Loan Documents or (ii) such other documentation and information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, in each case, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

The Borrower’s obligations under clauses (a) and (b) of this Section 6.01 shall in any event be deemed sufficiently performed if the financial statements referred to therein are delivered by the time required under the applicable clause in such form and content as permitted under the Exchange Act.  Documents required to be delivered pursuant to clauses (a) and (b) of this Section 6.01 (to the extent any such documents are included in materials otherwise filed and publicly available with the Securities and Exchange Commission), may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents on www.sec.gov, or provides a link thereto on the Borrower’s website at www.bestbuy.com.  Notices required to be delivered pursuant to clause (d) of this Section 6.01 may be delivered electronically and, if so delivered, shall be deemed delivered on the date on which the applicable rating agency posts such notice, or provides a link thereto, on the website of such rating agency.  All documents and notices required by this Section 6.01 shall be deemed sufficiently delivered when posted by the Administrative Agent on the Approved Electronic Platform.

SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender (through the Administrative Agent) prompt written notice of the following:
(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03. Existence; Conduct of Business.  The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, authorizations and franchises material to the conduct of its business, except (other than with respect to the legal existence of the Borrower) to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 7.02.

SECTION 6.04. Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

SECTION 6.05. Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in working order and condition sufficient to permit the conduct of business in the ordinary course, ordinary wear and tear excepted, except to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies (or with the Borrower’s captive self-insurance Subsidiary or other customary self insurance, so long as such arrangements are administered in accordance with sound business practices), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 6.06. Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in such detail as is necessary to allow the delivery of the reports required by Section 6.01, in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in accordance with and as required by GAAP in all material respects.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (on its own behalf or as requested by any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (collectively, the “Inspections”); provided that the Borrower shall not be obligated to permit more than one Inspection in any calendar year unless a Default or Event of Default is then continuing or to make available MNPI to any Person in any respect that would (in the opinion of counsel to the Borrower) violate applicable law, including the Exchange Act.

SECTION 6.07. Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws (including ERISA and Environmental Laws) and all rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.08. New Specified Subsidiaries to Become Subsidiary Guarantors.  With respect to each Subsidiary that becomes a Specified Subsidiary after the Effective Date, the Borrower will (a) within 30 Business Days after such Subsidiary becomes a Specified Subsidiary, cause such Subsidiary to duly execute and deliver to the Administrative Agent a Guarantee Assumption Agreement properly completed for such Subsidiary and (b) deliver to the Administrative Agent within a reasonable time (not exceeding 30 days) after its request therefor, such proof of corporate action, incumbency of officers, opinions of counsel and other documents consistent with those delivered by the Subsidiary Guarantors pursuant to Section 5.01 on the Effective Date as may reasonably be requested by the Administrative Agent.  Subject to Section 3.11, nothing in this Agreement shall obligate the Administrative Agent or the Lenders to release or terminate the Guarantee under Article III of this Agreement or any Guarantee Assumption Agreement of any Subsidiary Guarantor which ceases to be a Specified Subsidiary.

SECTION 6.09. Use of Proceeds; Federal Reserve Regulations. The Borrower will use the proceeds of the Loans, and the Letters of Credit will be used, for general corporate purposes in compliance with all applicable legal and regulatory requirements; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X, and the Borrower will not permit the value of all Margin Stock owned by the Borrower and its Subsidiaries (including all capital stock of the Borrower from time to time held by the Borrower in treasury) to constitute more than 25.0% of the value of the consolidated assets of the Borrower.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall not permit its Subsidiaries and its or their respective directors, officers and employees to use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.10. Transactions with Affiliates.  The Borrower will, and will cause each of its Subsidiaries to, cause any of its transactions with any of its Affiliates, including any sale, lease or other transfer any property to, or purchase, lease or other acquisition of any property from, any of its Affiliates, to be on prices and terms and conditions that are not less favorable to the Borrower or such Subsidiary than those that could be obtained on an arm’s-length basis from unrelated third parties; provided that nothing in this Section 6.10 shall apply to transactions between or among the Borrower and its Subsidiaries.

ARTICLE VII Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit have expired or terminated (or have been cash collateralized or backstopped on terms reasonably satisfactory to each applicable Issuing Lender) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 7.01. Liens.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof or enter into any Securitization Transaction, except:

(a) Liens existing on the Effective Date and, if securing a liability in excess of $150,000,000, described on Schedule 7.01, and Liens on the same property (or, if such Lien attaches to a type or class of property of any Person, on the same type or class of property of such Person) securing any extension, renewal, refinancing, refunding or replacement of the liability secured by such Liens that do not increase the outstanding principal amount thereof;

(b) deposits or pledges, or cash collateral given to any financial institution that has issued a letter of credit, to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security or employee benefit obligations, daylight overdraft exposure or ACH obligations, or liabilities under or in respect of self-insurance programs, in each case in the ordinary course of business of the Borrower and its Subsidiaries;

(c) Liens created or assumed in connection with the acquisition of real property by the Borrower or any Subsidiary; provided that such Liens attach only to the property acquired and secure only Indebtedness incurred solely to finance the acquisition of such property, and Liens on the same property securing any Indebtedness the proceeds of which are used solely to refinance such Indebtedness;

(d) Liens on inventory of the Borrower or any Subsidiary and proceeds thereof pursuant to agreements with the suppliers of inventory or inventory letter of credit providers to the Borrower or such Subsidiary; provided that such Liens attach only to inventory financed pursuant to such agreements and secure only Indebtedness or other obligations, in each case, incurred solely to finance the acquisition of such inventory by the Borrower or such Subsidiary;

(e) Liens securing Indebtedness and related obligations incurred to finance the acquisition or construction of capital assets not constituting real property or to reimburse the Borrower or a Subsidiary for expenditures made to acquire or construct such capital assets, and Liens securing Indebtedness and related obligations incurred by the same obligor to extend, renew, refinance, refund or replace any such Indebtedness or obligations so long as the outstanding principal amount thereof is not increased; provided that such Liens attach only to such capital assets and the proceeds thereof;

(f) Liens securing Indebtedness and related obligations of any Subsidiary which became a Subsidiary after the Effective Date if such Indebtedness and Liens were outstanding prior to the time it became a Subsidiary and not incurred in contemplation of its becoming a Subsidiary, and Liens on the same property (or, if such Lien attaches to a type or class of property of any Person, on the same type or class of property of such Person) securing Indebtedness and related obligations incurred by the same obligor to extend, renew, refinance, refund or replace such Indebtedness or obligations so long as the outstanding principal thereof is not increased;

(g) Permitted Encumbrances;
(h) Liens consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto,

landlords’, materialmen’s or mechanic’s liens and other similar liens and encumbrances  none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Borrower or such Subsidiary and which do not materially detract from the value of such properties;

(i) Liens on assets of Foreign Subsidiaries securing Indebtedness or other liabilities of Foreign Subsidiaries;
(j) cash collateral given to any financial institution that has issued a trade bank acceptance draft in the ordinary course of business of the Borrower and its Subsidiaries;

(k) Securitization Transactions, and Liens on accounts receivable, interests therein and the proceeds thereof existing or deemed to exist in connection with any Securitization Transaction; provided that the aggregate amount of the Domestic Securitization Transactions shall not exceed $300,000,000 at any time;

(l) Liens on assets securing obligations under any 364-Day Credit Agreement so long as obligations under this Agreement are secured on an equal and ratable basis on terms reasonably satisfactory to the Administrative Agent; and

(m) Liens securing other liabilities, provided that, as of the Effective Date and as of the time any Lien securing any obligations is created, incurred or assumed in reliance on this clause (m), the aggregate principal amount of all liabilities secured by Liens in reliance on this clause (m) (together with the aggregate principal amount of all liabilities secured by such Lien to be created, incurred or assumed in reliance on this clause (m)) does not exceed the greater of (i) $250,000,000 and (ii) 10.0% of Tangible Net Worth as of the Effective Date or as of the date any such Lien is created, incurred or assumed, as applicable.

SECTION 7.02. Fundamental Changes. Mergers, Consolidations, Sales of Assets, Etc.

(i) The Borrower will not, and will not permit any Subsidiary Guarantor to, merge with or into or consolidate with (collectively, “merge” or a “merger”) any other Person, or permit any other Person to merge with or into it, or liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (A) any Subsidiary Guarantor may merge into the Borrower in a transaction in which the Borrower is the surviving entity; (B) any Subsidiary Guarantor may merge with or into any other Person (including in connection with any acquisition) in a transaction in which the surviving entity is, or concurrently with the consummation of such merger becomes, a Subsidiary Guarantor; (C) any Subsidiary Guarantor may be disposed of pursuant to a merger with or into another Person so long as such disposition does not violate clause (ii) below; (D) any Subsidiary Guarantor may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and (E) the Borrower may merge with or into any other Person organized under the laws of the United States of America or any State thereof, provided that (1) the Borrower is the surviving entity or (2) if the surviving entity is not the Borrower, then (x) the surviving entity assumes all of the Borrower’s obligations under this Agreement and the other Loan Documents pursuant to an agreement reasonably satisfactory to the Administrative Agent and (y) the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, with respect to such surviving entity, and provided further that on the date of consummation of any such merger, the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer of the Borrower demonstrating that the Borrower would be in pro forma compliance with Section 7.03 as of the last day of the fiscal quarter then most recently ended (determined as if such merger, and any related incurrence of Indebtedness, had occurred on the first day of the period of four consecutive fiscal quarters ending on such last day).

(ii) The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, license or otherwise dispose of (in one transaction or in a series of transactions, and whether directly or through any merger or consolidation) assets representing all or substantially all the consolidated assets of the Borrower and the Subsidiaries (whether now owned or hereafter acquired), taken as a whole.

(n) Lines of Business.  The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 7.03. Cash Flow Leverage Ratio. The Borrower will not permit the Cash Flow Leverage Ratio on the last day of any fiscal quarter to exceed 3.50 to 1.00.
ARTICLE VIII Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VIII) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Borrower’s legal existence) or 6.09 or in Article VII;

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article VIII) and such failure shall continue unremedied for a period of 30 or more days after written notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable thereto); provided that any such failure with respect to any Indebtedness arising from the purchase of goods or services by the Borrower that is being contested in good faith by appropriate proceedings shall not constitute an Event of Default as long as the Borrower’s or such Subsidiary’s title to any substantial part of its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on its books in conformity with GAAP;

(g) any event or condition occurs that results in any Material Indebtedness (i) becoming due or required to be prepaid, repurchased, redeemed or defeased or (ii) in the case of any Hedging Agreement or Securitization Transaction, terminated, in each case prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any

Material Indebtedness (other than in respect of any Hedging Agreement) or any trustee or agent on its or their behalf, or, in the case of any Securitization Transaction, the purchasers or lenders thereunder, to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Securitization Transaction, to cause the termination thereof; provided that this clause (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (B) any Indebtedness that becomes due as a result of a voluntary refinancing thereof by the Borrower or any of its Subsidiaries or, in the case of any Indebtedness in respect of a Hedging Agreement, a voluntary termination thereof by the Borrower or any of its Subsidiaries;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VIII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(l) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article VIII), and at any time thereafter during the continuance of such event, the Administrative Agent shall at the request, and may with the consent, of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole, and thereupon the principal of the Loans, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article VIII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

ARTICLE IX Agency

SECTION 9.01. Authorization and Action.     Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as Administrative Agent under the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Without limiting the foregoing, each of the Lenders and the Issuing Lenders hereby authorizes the Administrative Agent (i) to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and (ii) to release any Subsidiary Guarantor from its guarantee of the Guaranteed Obligations in accordance with the terms thereof.

(a) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Lender; provided,  however, that the Administrative

Agent shall not be required to take any action that the Administrative Agent in good faith believes exposes the Administrative Agent to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Lenders with respect to such action or is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided,  further, that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms in the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided.  Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.  Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(b) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature.  Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or Issuing Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and each Lender and each Issuing Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and

(ii) nothing in this Agreement or any other Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(c) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d) In case of the pendency of any proceeding with respect to any Obligor under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Guaranteed Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 10.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing

Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.03).  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Guaranteed Obligations or the rights of any Lender or Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding.

SECTION 9.02. Administrative Agent’s Reliance, Limitation of Liability, Etc.     Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).

(a) The Administrative Agent shall be deemed not to have knowledge of any (i) any of the events or circumstances set forth or described in Section 6.02 unless and until written notice thereof stating that it is a “notice under Section 6.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.  Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any recital, statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (E) the satisfaction of any condition set forth in Article V or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Lender or any Issuing Lender as a result of, any determination of the Revolving Credit Exposure, or the component amounts thereof, or any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender.

(b) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.04, (ii) may rely on the Register to the extent set forth in Section 10.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) in determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender sufficiently in advance of the making of such Loan or the issuance, amendment or extension of such Letter of Credit and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be any electronic message, internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or maker thereof), and may act upon any such oral or telephonic statement prior to receipt of written confirmation thereof.

SECTION 9.03. Posting of Communications.     The Borrower and the Subsidiary Guarantors agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(a) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Lenders and the Obligors acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders, the Issuing Lenders and the Obligors hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(b) THE Approved Electronic PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE Approved Electronic PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE Approved Electronic PLATFORM AND THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE Approved Electronic PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, the “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE Approved Electronic PLATFORM.

(c) Each Lender and each Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Lender for purposes of the Loan Documents.  Each Lender and Issuing Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Lender’s (as applicable) e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(d) Each of the Lenders, the Issuing Lenders and the Obligors agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.04. The Administrative Agent Individually.  With respect to its Commitment, Loans, LC Sublimit Share and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Lender, as the case may be.  The terms “Issuing Lenders”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Lender or as one of the Required Lenders, as applicable.  The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower or any of its Subsidiaries or other Affiliates as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Lenders.

SECTION 9.05. Successor Administrative Agent.      The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank.  In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default under clauses (a), (b), (h) or (i) of Article VIII has occurred and is continuing).  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent.  Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor.

(a) Notwithstanding paragraph (a) of this Section 9.05, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Lender.

(b) Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article IX and Sections 2.17(e) and 10.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 9.06. Acknowledgments of Lenders and Issuing Lenders.      Each Lender and each Issuing Lender acknowledges and agrees that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent or any other Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or an Issuing Lender, as applicable, and to make, acquire or hold Loans and/or LC Sublimit Shares hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent or any other Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(a) Each Lender and each Issuing Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or an agreement to provide a new Commitment pursuant to Section 2.09(e)(ii)(B) pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(b) Each Lender and each Issuing Lender hereby agrees that (A) if the Administrative Agent notifies such Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (B) to the extent permitted by applicable law, such Lender or Issuing Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender or Issuing Lender under this Section 9.06(c) shall be conclusive, absent manifest error.

(i) Each Lender and each Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (A) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (B) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and each Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing

Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(ii) The Borrower and each other Obligor hereby agrees that (A) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Lender with respect to such amount and (B) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Guaranteed Obligations owed by the Borrower or any other Obligor, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making a payment to satisfy certain Guaranteed Obligations owed by the Borrower or any other Obligor and is not otherwise repaid or returned to the Borrower or such Obligor by the Administrative Agent, a Lender or Issuing Lender or any of their respective Affiliates whether pursuant to a legal proceeding or otherwise.

(iii) Each party’s obligations under this Section 9.06(c) shall survive the resignation of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, or the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.07. Certain ERISA Matters.  Each Lender (a) represents and warrants, as of the date such Person became a Lender party hereto, to, and (b) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations or otherwise) of one or more Benefit Plans in connection with such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or otherwise under this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, the Borrower and such Lender to the effect that such Lender’s participation in the Loans, the Letters of Credit, the Commitments and this Agreement will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (a) represents and warrants, as of the date such Person became a Lender party hereto, to, and (b) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents and their respective Affiliates are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.08. Miscellaneous.  Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agent and the Documentation Agents shall have any duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder, and shall incur no liability hereunder or thereunder, but shall have the benefit of the indemnities, reimbursement and exculpation provisions set forth herein.  The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article IX, none of the Borrower or any of its Subsidiaries or other Affiliates shall have any rights as a third party beneficiary under any such provisions.

ARTICLE X Miscellaneous

SECTION 10.01. Notices.        Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, as follows:

(i) if to the Borrower or any Subsidiary Guarantor, to Best Buy Co., Inc. at 7601 Penn Avenue South, Richfield, Minnesota, 55423, Attention of Ryan Meinert (Telephone No. (612) 291-2256; e-mail EFT@bestbuy.com), with a copy to Best Buy Co., Inc. at 7601 Penn Avenue South, Richfield, Minnesota, 55423, Attention of Legal Department-Corporate and Securities (Telephone No. (612) 291-7412; e-mail wanda.sigurdson@bestbuy.com);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 131 S Dearborn, Floor 04, Chicago, IL 60603-5506, Attention of Loan and Agency Servicing (email Jpm.agency.cri@jpmchase.com);

(iii) if to JPMorgan as Issuing Lender, to JPMorgan Chase Bank, N.A., 10410 Highland Manor Drive, 4th Floor, Tampa, Florida 33610-9128, Attention of Standby LC Unit (Telephone No. (813) 432-1210; e-mail gts.client.services@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn, 9th Floor, Chicago, IL 60603-2300, Attention of Garrett Leider (Telephone No. (214) 849-3579; e-mail garrett.leider@jpmorgan.com);

(iv) if to any other Issuing Lender, to it at its address (or e-mail) as provided in writing to the Administrative Agent and the Borrower; and

(v) if to a Lender, to it at its address (or e-mail) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices delivered through electronic communications shall be effective as provided in paragraph (b) below.

(c) Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lenders hereunder may, in addition to e-mail, be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Lender if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by, in addition to e-mail, other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Change of Address, Etc.  Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent).

SECTION 10.02. Waivers; Amendments.        No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(a) Amendments.  Except as provided for in, and subject to, Sections 2.06(j), 2.09(e), 2.14(b) and 2.20, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement outstanding to any Lender or reduce the rate of interest thereon (except in connection with the waiver of applicability of any post-default increase in interest rates pursuant to Section 2.13(e)), or reduce any fees payable to any Lender hereunder, without the written consent of such Lender,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement outstanding to any Lender, or any interest thereon, or any fees payable to any Lender hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment of any Lender, without the written consent of such Lender,

(iv) change Section 2.18(b), 2.18(c) or 2.18(d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby,

(v) change any of the provisions of this Section 10.02 or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby, or

(vi) release all or substantially all of the Guarantors from their guarantee obligations under Article III without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lender, as the case may be.

Notwithstanding the foregoing (but subject to the immediately preceding proviso):

(A) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Borrower and the Required Lenders,

(B) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification or (y) in the case of any amendment, waiver or other modification referred to in the first proviso of this paragraph (b), any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitment terminates by the terms and upon the effectiveness of such amendment, waiver or other modification,

(C) the Administrative Agent may enter into one or more security agreements (including mortgages and pledge agreements) in connection with any grant of a security interest securing Indebtedness under this Agreement as contemplated by Section 7.01(l) without the consent of any Lender,

(D) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders,

(E) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business

Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, and

(F) the term “LC Sublimit Share”, as such term is used in reference to any Issuing Lender, may be modified as contemplated by the definition of such term.

(c)  Administrative Agent Execution.  The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender.  Any amendment, waiver or other modification effected in accordance with this Section 10.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 10.03. Expenses; Indemnity; Limitation of Liability; Etc.        Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent, the Arrangers, the Documentation Agents, the Syndication Agent and each of their respective Affiliates (including the reasonable and documented fees, charges and disbursements of one firm of counsel (and one firm of local counsel in each applicable jurisdiction) for the foregoing), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out‑of‑pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender (including the reasonable fees, charges and disbursements of one firm of counsel (and one firm of local counsel in each applicable jurisdiction) for the Administrative Agent, the Issuing Lenders and the Lenders and of any separate counsel (including local counsel) that may be required in light of any conflicting interests among the foregoing parties) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(a) Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub‑agent thereof), the Arrangers, the Documentation Agents, the Syndication Agent, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the reasonable fees, charges and disbursements of one firm of counsel (and one firm of local counsel in each applicable jurisdiction) for the Indemnitees and of any separate counsel (including local counsel) that may be required in light of any conflicting interests among Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower, any other Obligor or any of their Affiliates arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Obligor or any of their Affiliates, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties or (y) result from a claim brought in good faith by the Borrower or any other Obligor against an Indemnitee for breach by such Indemnitee or its Related Parties of its obligations under this Agreement.  In the case of any Proceeding brought by a third party against any Indemnitee that is also brought against the Borrower, the Borrower shall be entitled to assume the defense of such Proceeding with counsel reasonably satisfactory to such Indemnitee. Upon assumption by the Borrower of the defense of any such Proceeding, the applicable Indemnitee shall have the right to participate in such Proceeding and to retain its own firm of counsel, but the Borrower shall not be liable for any fees, charges and disbursements of such other firm of counsel subsequently incurred by such Indemnitee in connection with the defense thereof unless (i) the Borrower has agreed to pay such fees, charges or disbursements, (ii) the Borrower shall have failed to employ counsel reasonably satisfactory to such Indemnitee in a timely manner or (iii) such Indemnitee shall have been advised in writing by counsel that there are actual or potential conflicting interests between the Borrower and such Indemnitee.  The Borrower shall not consent to the terms of any compromise or settlement of any Proceeding defended by the Borrower in accordance with the foregoing without the prior written consent of the applicable Indemnitee, provided,  however, that such Indemnitee’s prior written consent shall not be required if such compromise or settlement (x) includes an unconditional release of such Indemnitee from all liability arising out of such Proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such Indemnitee.

(b) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub‑agent thereof) or an Issuing Lender, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub‑agent), such Issuing Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‑agent) or such Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub‑agent) or such Issuing Lender in connection with such capacity.  The obligations of the Lenders under this paragraph are several obligations.

(c) Limitation of Liability.  To the extent permitted by applicable law (i) the Borrower and the other Obligors shall not assert, and the Borrower and each Obligor hereby waives, any claim against any Lender-Related Person for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the internet), except to the extent such Liabilities are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Lender-Related Person or its Related Parties, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this sentence shall diminish the obligations of any Obligor under paragraphs (a) or (b) of this Section or any other expense reimbursement or indemnity obligations of any Obligor set forth herein or in any other Loan Document.

(d) Payments. All amounts due under this Section 10.03 shall be payable promptly after demand therefor.

SECTION 10.04. Successors and Assigns.     Assignments Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) other than as expressly provided in Section 7.02(a)(i), the Borrower may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any

Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 10.04), the Arrangers, the Documentation Agents, the Syndication Agent and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a) Assignments by Lenders.

(i) Assignments Generally.  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that (x) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default described in any of clauses (a), (b), (h) or (i) of Article VIII has occurred and is continuing, any other assignee, and (y) the Borrower shall be deemed to have consented to any assignment unless it shall object thereto by written notice (which may be by e-mail) to the Administrative Agent within 15 Business Days after having received a written request for its consent to such assignment;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of the Commitments or Loans to a Lender or an Affiliate of a Lender; and

(C) each Issuing Lender; provided that no consent of the Issuing Lenders shall be required for an assignment of all or any portion of a Competitive Loan.
(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (x) no such consent of the Borrower shall be required if an Event of Default described in any of clauses (a), (b), (h) or (i) of Article VIII has occurred and is continuing and (y) the Borrower shall be deemed to have provided such consent unless it shall object thereto by written notice (which may be by e-mail) to the Administrative Agent within 15 Business Days after having received a written request for its consent to such assignment;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations solely in respect of Syndicated Loans (and not Loans of any other Class) or of Loans of any Class (other than Syndicated Loans);

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform), together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Effectiveness of Assignments.  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

(iv) Maintenance of Register.  The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Acceptance of Assignments by Administrative Agent.  Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform), executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(e), 2.06(f), 2.07(b), 2.18(d) or 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.  Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 10.04 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form (it being acknowledged that the Administrative

Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee), and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(b) Participations.

(i) Participations Generally.  Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that directly and adversely affects such Participant.  Subject to paragraph (c)(ii) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) (it being understood that the documentation required under Sections 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.  Each Lender selling participations shall keep a register (the “Participant Register”) in which it shall record the name and address of each Participant to which such Lender sells participations and the amount and terms of such participations, acting for this purpose as a non-fiduciary agent of the Borrower; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any

Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(f) as though it were a Lender.

(c) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05. Survival.  All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facility provided for herein, an Issuing Lender shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Lender (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Lender, or being supported by a letter of credit that names such Issuing Lender as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Borrower is required to comply with Articles VI and VII hereof, but excluding Sections 2.15, 2.17 and 10.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.06(e) or 2.06(f).  The provisions of Sections 2.15, 2.16, 2.17, 2.18(f), 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06. Counterparts; Integration; Effectiveness; Electronic Execution.        Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Lender, constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter entered in connection herewith (but do not supersede any provisions of any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Lender).  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(a) Electronic Execution.    Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words

“execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided,  further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the Issuing Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Obligor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender or Issuing Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrower and each Obligor hereby (A) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Lenders, the Borrower and the Obligors, Electronic Signatures transmitted by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Administrative Agent and each of the Lenders and the Issuing Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s or Issuing Lender’s reliance on or use of Electronic Signatures and/or transmissions by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Obligor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. Right of Setoff.  In addition to any rights and remedies of the Lenders and the Issuing Lenders provided by law, each Lender and each Issuing Lender shall have the right, without notice to the Borrower or any Subsidiary Guarantor, any such notice being expressly waived by the Borrower and each Subsidiary Guarantor to the extent permitted by applicable law, upon any obligations of the Borrower or any Subsidiary Guarantor under this Agreement or any other Loan Document becoming due and payable (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or such Issuing Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower or any Subsidiary Guarantor; provided that if any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders.  Each Lender (including any Defaulting Lender) and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

SECTION 10.09. Governing Law; Jurisdiction; Etc. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(a) Submission to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 10.09.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 10.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

SECTION 10.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Treatment of Certain Information; Confidentiality.    Treatment of Certain Information.  The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender, any Issuing Lender or by one or more Subsidiaries or other Affiliates of such Lender or such Issuing Lender, and the Borrower hereby authorizes each Lender and each Issuing Lender to share any information delivered to such Lender or such Issuing Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender or such Issuing Lender to enter into this

Agreement, with any Subsidiary or other Affiliate of such Lender or Issuing Lender, it being understood that any such Subsidiary or other Affiliate of any Lender receiving such information shall be bound by the provisions of paragraph (b) of this Section 10.12 as if it were a Lender or an Issuing Lender hereunder.  Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(a) Confidentiality.  Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Related Parties and other representatives (it being understood that the Persons to whom such disclosure is made shall be subject to a professional or other obligation of confidentiality or will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its Related Parties) to any securitization, swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.12 or (y) becomes available to the Administrative Agent, any Issuing Lender or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than an Obligor, (ix) to Moody’s, S&P or any other nationally recognized rating agency or (x) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein.  In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to service providers to the Administrative Agent and the Lenders, including league table providers, in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section 10.12, “Information” means all information received from any Obligor or any of its Subsidiaries relating to any Obligor or any of its Subsidiaries or any of their respective businesses, other than (a) any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by an Obligor or any of its Subsidiaries and (b) any such information that is publicly disclosed by the Borrower in connection with its public filings with the Securities and Exchange Commission.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13. Non-Public Information.    EACH LENDER, EACH ISSUING LENDER AND THE ADMINISTRATIVE AGENT ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY INCLUDE MNPI, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MNPI AND THAT IT WILL HANDLE MNPI IN ACCORDANCE WITH APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(a) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY OBLIGOR OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER AND EACH ISSUING LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MNPI IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 10.14. USA PATRIOT Act and Beneficial Ownership Regulation.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Obligors that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and the other Obligors, which information includes the names, addresses, tax identification numbers and other information of the Borrower and the other Obligors that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Obligors in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.15. Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.15 shall be cumulated and the interest and

Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate for each day to the date of repayment, shall have been received by such Lender.

SECTION 10.16. No Fiduciary Relationship.  The Borrower, on behalf of itself and its Subsidiaries, agrees that (a) in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Lenders, the Arrangers, the Syndication Agent, the Documentation Agents and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Lenders, the Arrangers, the Syndication Agent, the Documentation Agents or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications, and (b) the Administrative Agent, the Lenders, the Issuing Lenders, the Arrangers, the Syndication Agent, the Documentation Agents and their Affiliates may have economic interests that conflict with those of the Borrower, its Subsidiaries and their Affiliates, and none of the Administrative Agent, the Lenders, the Issuing Lenders, the Arrangers, the Syndication Agent, the Documentation Agents or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Subsidiaries.  To the fullest extent permitted by law, the Borrower hereby agrees, on behalf of itself and its Subsidiaries, not to assert any claims against any of the Administrative Agent, the Lenders, the Issuing Lenders, the Arrangers, the Syndication Agent, the Documentation Agents or their Affiliates with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby or any communications in connection therewith.

SECTION 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancelation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability  in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER

Best Buy Co., Inc.,
by:
/s/ Christopher Samson
Name: Christopher Samson
Title:Vice President and Treasurer

SUBSIDIARY GUARANTORS

Best Buy Stores, L.P.,
by: BBC Property Co., its General Partner

by:
/s/ Christopher Samson
Name: Christopher Samson
Title:Vice President and Treasurer

BBC Property Co.,
by:
/s/ Christopher Samson
Name: Christopher Samson
Title:Vice President and Treasurer

BBC Investment Co.,
by:
/s/ Christopher Samson
Name: Christopher Samson
Title:Vice President and Treasurer

BestBuy.COM, LLC,
by: Best Buy Stores, L.P., its sole member by: BBC Property Co., the General Partner of Best Buy Stores, L.P

by:
/s/ Christopher Samson
Name: Christopher Samson
Title:Vice President and Treasurer

LENDERS

JPMORGAN CHASE BANK, N.A., individually, as Issuing Lender and as Administrative Agent by:
/s/ Gregory T. Martin
Name:Gregory T. Martin
Title:Executive Director

U.S. Bank National association, individually and as Issuing Lender by:
/s/ Mark D. Rodgers
Name:Mark D. Rodgers
Title:Vice President

BANK OF AMERICA, N.A., individually and as Issuing Lender
by:
/s/ Michelle L. Walker
Name:Michelle L. Walker
Title:Vice President

CITIBANK, N.A., individually and as Issuing Lender
by:
/s/ Michael Vondriska
Name:Michael Vondriska
Title:Vice President

PNC Bank, national association, individually and as Issuing Lender by:
/s/ Ana Gaytan
Name:Ana Gaytan
Title:Assistant Vice President

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Yuanyuan Peng
Name:Yuanyuan Peng
Title:Executive Director

By:	/s/ Lindsay Du
Name:Lindsay Du
Title:Director

Lender Signature Page to
BEST BUY CO., INC. FIVE-YEAR Credit Agreement

MUFG BANK, LTD.
By:	/s/ Jack Lonker
Name:Jack Lonker
Title:Authorized Signatory

Lender Signature Page to
BEST BUY CO., INC. FIVE-YEAR Credit Agreement

Name of Institution:	Royal Bank of Canada

by:	/s/ Derek Au-Yeung
Name:Derek Au-Yeung
Title:Director, Corporate Client Group - Finance

by:
Name:
Title:

Lender Signature Page to
BEST BUY CO., INC. FIVE-YEAR Credit Agreement

Name of Institution:	Bank of China, New York Branch

by:	/s/ Raymond Qiao
Name:Raymond Qiao
Title:Executive Vice President

by:[1]
Name:
Title:

_____________________

1 The second signature block is for the use of those Lenders that require two signatures.

Lender Signature Page to
BEST BUY CO., INC. FIVE-YEAR Credit Agreement

Name of Institution:	Wells Fargo Bank, National Association

by:	/s/ Ryan Tegeler
Name:Ryan Tegeler
Title:Vice President

by:1
Name:
Title:

_____________________

1 The second signature block is for the use of those Lenders that require two signatures.

Lender Signature Page to
BEST BUY CO., INC. FIVE-YEAR Credit Agreement

Name of Institution:	BMO Harris Bank N.A. successor in interest to Bank of the West

by:	/s/ Michael A. Berent
Name:Michael A. Berent
Title:V.P.

Lender Signature Page to
BEST BUY CO., INC. FIVE-YEAR Credit Agreement

GOLDMAN SACHS BANK USA

by:	/s/ Amanda DeRoche
Name:Amanda DeRoche
Title:Authorized Signatory